                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

================================================================================

                                CREDIT AGREEMENT

                          Dated as of January 31, 2003

                                      Among

                             VIASYSTEMS GROUP, INC.,
                                  as Guarantor,

                                VIASYSTEMS, INC.,
                                  as Borrower,

               The Several Banks and other Financial Institutions
                        from time to time parties hereto,

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

================================================================================

                          J.P. MORGAN SECURITIES INC.,
                    as Sole Bookrunner and Sole Lead Arranger

                                TABLE OF CONTENTS

                                                                                                                    PAGE
SECTION 1. DEFINITIONS...........................................................................................     1

         1.1.     Defined Terms..................................................................................     1
         1.2.     Other Definitional Provisions..................................................................    23

SECTION 2. TERMS OF REVOLVING CREDIT COMMITMENTS.................................................................    24

         2.1.     Revolving Credit Commitments; Assumed Letter of Credit Commitments.............................    24
         2.2.     Termination or Reduction of Revolving Credit Commitments.......................................    24
         2.3.     Procedure for Revolving Credit Borrowing.......................................................    25
         2.4.     Commitment Fee; Administrative Agent Fees; Maturity Date.......................................    25
         2.5.     Letters of Credit..............................................................................    25
         2.6.     Fees, Commissions and Other Charges............................................................    26
         2.7.     Letter of Credit Participations................................................................    27
         2.8.     Reimbursement Obligation of the Borrower.......................................................    28
         2.9.     Commitment Increases...........................................................................    28

SECTION 3. TERMS OF TRANCHE A TERM LOAN COMMITMENT...............................................................    30

         3.1.     Tranche A Term Loans...........................................................................    30
         3.2.     Amortization of Tranche A Term Loans...........................................................    30

SECTION 4. TERMS OF TRANCHE B TERM LOAN COMMITMENT...............................................................    30

         4.1.     Tranche B Term Loans...........................................................................    30
         4.2.     Amortization of Tranche B Term Loans...........................................................    30

SECTION 5. REPAYMENT, CONTINUATIONS AND CONVERSIONS..............................................................    31

         5.1.     Repayment of Loans.............................................................................    31
         5.2.     Optional Prepayments...........................................................................    32
         5.3.     Mandatory Prepayments and Commitment Reductions................................................    32
         5.4.     Conversion and Continuation Options............................................................    34
         5.5.     Minimum Amounts of Tranches....................................................................    34

SECTION 6. GENERAL LETTER OF CREDIT PROVISIONS...................................................................    34

         6.1.     Obligations Absolute...........................................................................    34
         6.2.     Letter of Credit Payments......................................................................    35
         6.3.     Letter of Credit Applications..................................................................    35
         6.4.     Cash Collateralization of Letters of Credit....................................................    35

SECTION 7. OTHER GENERAL PROVISIONS..............................................................................    35

         7.1.     Interest Rates and Payment Dates...............................................................    35
         7.2.     Computation of Interest and Fees...............................................................    36
         7.3.     Inability to Determine Interest Rate...........................................................    36
         7.4.     Pro Rata Treatment and Payments................................................................    37
         7.5.     Illegality.....................................................................................    39
         7.6.     Requirements of Law............................................................................    39
         7.7.     Taxes..........................................................................................    40
         7.8.     Indemnity......................................................................................    43
         7.9.     Replacement of Lender..........................................................................    44

SECTION 8. REPRESENTATIONS AND WARRANTIES........................................................................    44

         8.1.     Financial Condition............................................................................    44
         8.2.     No Change......................................................................................    45
         8.3.     Corporate Existence; Compliance with Law.......................................................    45
         8.4.     Corporate Power; Authorization; Enforceable Obligations........................................    45
         8.5.     No Legal Bar...................................................................................    46
         8.6.     No Material Litigation.........................................................................    46
         8.7.     No Default.....................................................................................    46
         8.8.     Ownership of Property; Liens...................................................................    46
         8.9.     Intellectual Property..........................................................................    46
         8.10.    Taxes..........................................................................................    46
         8.11.    US Federal Regulations.........................................................................    47
         8.12.    ERISA..........................................................................................    47
         8.13.    Non-US Benefit and Pension Plans...............................................................    47
         8.14.    Investment Company Act; Other Regulations......................................................    47
         8.15.    Subsidiaries, Etc..............................................................................    48
         8.16.    Environmental Matters..........................................................................    48
         8.17.    Disclosure.....................................................................................    49
         8.18.    Guarantee and Collateral Agreement; Mortgages..................................................    49
         8.19.    Solvency.......................................................................................    50
         8.20.    No Fees........................................................................................    50
         8.21.    Insurance......................................................................................    50

SECTION 9. CONDITIONS PRECEDENT..................................................................................    50

         9.1.     Conditions to Closing Date.....................................................................    50
         9.2.     Conditions to Each Loan........................................................................    52

SECTION 10. AFFIRMATIVE COVENANTS................................................................................    53

         10.1.    Financial Statements...........................................................................    53
         10.2.    Certificates; Other Information................................................................    54
         10.3.    Payment of Obligations.........................................................................    55
         10.4.    Conduct of Business and Maintenance of Existence...............................................    55
         10.5.    Maintenance of Property; Insurance.............................................................    55
         10.6.    Inspection of Property; Books and Records; Discussions.........................................    56

         10.7.    Notices........................................................................................    56
         10.8.    Benefit and Pension Plans......................................................................    57
         10.9.    Environmental Laws.............................................................................    57
         10.10.   Pledge of After Acquired Property..............................................................    57
         10.11.   Pledge During Event of Default.................................................................    58
         10.12.   Additional Subsidiaries........................................................................    58
         10.13.   Intellectual Property..........................................................................    58
         10.14.   Use of Proceeds................................................................................    58
         10.15.   Change in Location, Names, etc.................................................................    58
         10.16.   Hedge Agreement Liabilities....................................................................    59
         10.17.   Title Insurance; Surveys, etc..................................................................    59

SECTION 11. NEGATIVE COVENANTS...................................................................................    59

         11.1.    Financial Condition Covenants..................................................................    59
         11.2.    Limitation on Indebtedness.....................................................................    61
         11.3.    Limitation on Liens............................................................................    63
         11.4.    Limitation on Guarantee Obligations............................................................    64
         11.5.    Limitation on Fundamental Changes..............................................................    65
         11.6.    Limitation on Sale of Assets...................................................................    66
         11.7.    Limitation on Dividends........................................................................    66
         11.8.    Limitation on Capital Expenditures.............................................................    67
         11.9.    Limitation on Investments, Loans and Advances..................................................    68
         11.10.   Limitation on Optional Payments and Modifications of Certain Instruments.......................    70
         11.11.   Limitation on Transactions with Affiliates.....................................................    71
         11.12.   Limitation on Sales and Leasebacks.............................................................    72
         11.13.   Limitation on Changes in Fiscal Year...........................................................    72
         11.14.   Negative Pledge Clauses; Restrictions Affecting Subsidiaries...................................    72
         11.15.   Limitation on Lines of Business................................................................    72
         11.16.   Amendments to Corporate Documents; Supply Agreement............................................    72
         11.17.   Passive Status.................................................................................    73
         11.18.   Hedge Agreements...............................................................................    73
         11.19.   Cash Accounts..................................................................................    73
         11.20.   Restructuring Expenses.........................................................................    73

SECTION 12. EVENTS OF DEFAULT....................................................................................    73

SECTION 13. THE AGENTS...........................................................................................    76

         13.1.    Appointment....................................................................................    76
         13.2.    Delegation of Duties...........................................................................    77
         13.3.    Exculpatory Provisions.........................................................................    77
         13.4.    Reliance by the Agents.........................................................................    77
         13.5.    Notice of Default..............................................................................    77
         13.6.    Non-Reliance on Agent and Lenders..............................................................    77
         13.7.    Indemnification................................................................................    78

         13.8.    Agents in Their Individual Capacity............................................................    78
         13.9.    Successor Agents...............................................................................    78
         13.10.   Additional Ministerial Powers of the Agents....................................................    79
         13.11.   Issuing Lender.................................................................................    79

SECTION 14. GUARANTEE............................................................................................    79

         14.1.    Guarantee......................................................................................    79
         14.2.    Waiver of Subrogation..........................................................................    79
         14.3.    Modification of Obligations....................................................................    79
         14.4.    Waiver by Holdings.............................................................................    80
         14.5.    Reinstatement..................................................................................    80
         14.6.    Negative Covenants.............................................................................    80

SECTION 15. MISCELLANEOUS........................................................................................    81

         15.1.    Amendments and Waivers.........................................................................    81
         15.2.    Notices........................................................................................    82
         15.3.    No Waiver; Cumulative Remedies.................................................................    83
         15.4.    Survival of Representations and Warranties.....................................................    83
         15.5.    Payment of Expenses and Taxes..................................................................    83
         15.6.    Successors and Assigns; Participations and Assignments.........................................    84
         15.7.    Adjustments; Set-off...........................................................................    87
         15.8.    Counterparts...................................................................................    87
         15.9.    Severability...................................................................................    88
         15.10.   Integration....................................................................................    88
         15.11.   Judgment Currency..............................................................................    88
         15.12.   GOVERNING LAW..................................................................................    88
         15.13.   Submission To Jurisdiction; Waivers............................................................    89
         15.14.   Acknowledgements...............................................................................    89
         15.15.   WAIVERS OF JURY TRIAL..........................................................................    89
         15.16.   Confidentiality................................................................................    89
         15.17.   Conflicts......................................................................................    90
         15.18.   Intercreditor Agreement........................................................................    90

EXHIBITS

A                 Assignment and Assumption

B                 Perfection Certificate

C                 Closing Certificate

D                 Form of Addendum

E                 Form of Guarantee and Collateral Agreement

F                 Form of Mortgage

G                 Form of New Lender Supplement

H                 Form of Commitment Increase Supplement

I                 Form of Intercreditor Agreement

SCHEDULES

1.1A              Commitments

1.1B              Certain Non-Cash Losses

1.1C              Specified Indebtedness

2.5(a)            Existing Letters of Credit

8.1               Financial Condition

8.4               Required Consents

8.6               Litigation

8.9               Intellectual Property

8.10              Taxes

8.15              Subsidiaries, Joint Ventures, etc.

8.18              Filing Locations and Properties

8.20              Fees

11.2              Existing Indebtedness

11.3              Existing Liens

11.4              Existing Guarantee Obligations

11.9              Existing Investments

11.20             Asset Sales

            CREDIT AGREEMENT, dated as of January 31, 2003, among VIASYSTEMS GROUP, INC., a Delaware corporation ("Holdings"), VIASYSTEMS, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this agreement (the "Lenders") and JPMORGAN CHASE BANK ("JPMCB"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

            WHEREAS, on October 1, 2002 (the "Petition Date"), the Borrower and Holdings filed voluntary petitions with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") initiating cases (the "Cases") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code");

            WHEREAS, by order, dated January 14, 2003 (the "Confirmation Order"), the Bankruptcy Court confirmed that certain Prepackaged Joint Plan of Reorganization of Viasystems Group, Inc. and Viasystems, Inc., dated August 30, 2002 (the "Reorganization Plan"), in accordance with section 1129 of the Bankruptcy Code;

            WHEREAS, pursuant to the Reorganization Plan, certain Lenders, as holders of Pre-Petition Lender Secured Claims (as defined below), shall receive Tranche B Term Loans (as defined below) in exchange for certain of their Pre-Petition Lender Secured Claims; and

            WHEREAS, pursuant to the Reorganization Plan, certain Lenders have agreed to make available to the Borrower revolving extensions of credit in the manner provided for herein and shall receive Tranche A Term Loans (as defined below) in exchange for certain of their Pre-Petition Lender Secured Claims in lieu of the Tranche B Term Loans that such Lenders would have otherwise received;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

            1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Additional Senior Subordinated Indebtedness": any unsecured subordinated Indebtedness of Holdings or the Borrower; provided such Indebtedness has (a) no maturity, amortization, mandatory redemption or purchase option (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to October 1, 2009, (b) no financial maintenance covenants and (c) such other terms and conditions (including without limitation, interest rate, events of default, subordination and covenants) as shall be reasonably satisfactory to the Administrative Agent.

            "Administrative Agent": as defined in the preamble hereto.

            "Affected Eurodollar Loans": as defined in subsection 5.3(g).

            "Affiliate": as to any Person, any other Person (other than a Subsidiary) that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Agents": the collective reference to the Administrative Agent, the Collateral Agent, the Junior Agent and the Senior Agent.

            "Agreement": this Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

            "Applicable Margin": for each Type of Loan and for purposes of subsections 2.4 and 2.6, the rate per annum set forth under the relevant column heading below:

                                 Base Rate Loans

        Type                                               Applicable Margin
        ----                                               -----------------
Tranche A Term Loans                                             3.75%
Tranche B Term Loans                                             4.25%
Revolving Credit Loans                                           3.50%

                                Eurodollar Loans

        Type                                               Applicable Margin
        ----                                               -----------------
Tranche A Term Loans                                             4.75%
Tranche B Term Loans                                             5.25%
Revolving Credit Loans                                           4.50%

                                 Commitment Fee

                                                           Applicable Margin
                                                           -----------------
                                                                 0.50%

            "Asset Sale": any sale, transfer or other disposition (including any sale and leaseback of assets and any sale of accounts receivable in connection with a receivable financing transaction) by Holdings or any of its Subsidiaries of any property of Holdings or any such Subsidiary (including property subject to any Lien under any Loan Document), other than as permitted pursuant to subsection 11.6(a), (b), (c) (provided that, except with respect to the loss or condemnation of all or substantially all of the assets of Holdings and its Subsidiaries, the proceeds from such casualty or condemnation (including insurance) in excess of the Equivalent Amount of $10,000,000 are used to replace or rebuild the lost or condemned assets or are otherwise invested in assets useful in the business within the time period specified in subsection 5.3(e)), (d) (but only to the extent that the Net Cash Proceeds of sales, transfers and other dispositions pursuant to such subsection constitute Excluded Asset Sales or otherwise do not exceed the Equivalent Amount of $2,000,000 in any fiscal year) and (e) through (i).

            "Assignee": as defined in subsection 15.6(c).

            "Assignment and Assumption": an assignment and assumption entered into by a Lender and an assignee, substantially in the form of Exhibit A.

            "Assumed Letter of Credit": as defined in Section 2.5(a).

            "Assumed Letter of Credit Commitment": as to any Assumed Letter of Credit Lender, its obligation to participate in Assumed Letters of Credit in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Assumed Letter of Credit Lender's name in Schedule 1.1A under the heading "Assumed Letter of Credit Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the Assumed Letter of Credit Lenders, the "Assumed Letter of Credit Commitments".

            "Assumed Letter of Credit Commitment Percentage": as to any Assumed Letter of Credit Lender, the percentage of the aggregate Assumed Letter of Credit Commitments constituted by its Assumed Letter of Credit Commitment.

            "Assumed Letter of Credit Lender": any Lender that has an Assumed Letter of Credit Commitment.

            "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time with respect to its Revolving Credit Commitment, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment at such time over (b) the aggregate of (i) such Revolving Credit Lender's Revolving Extensions of Credit at such time and (ii) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the Hedge Agreement Liabilities at such time; collectively, as to all Revolving Credit Lenders, the "Available Revolving Credit Commitments"; provided, that for purposes of (and only for the purpose of) calculating any Revolving Credit Lender's Available Revolving Credit Commitment pursuant to Section 2.4, such Revolving Credit Lender's Available Revolving Credit Commitment shall be an amount equal to the excess, if any, of (x) the amount of such Revolving Credit Lender's Revolving Credit Commitment at such time over (b) such Revolving Credit Lender's Revolving Extensions of Credit at such time.

            "Bankruptcy Code": as defined in the preamble hereto.

            "Bankruptcy Court": as defined in the preamble hereto.

            "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus -1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; "Base CD Rate" shall mean the sum of (a) the product of
      (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; "C/D Assessment Rate" shall mean for any day as applied to the Base CD Rate, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by the Administrative Agent to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of the Administrative Agent in the United States; and "C/D Reserve Percentage" shall mean, for any day as applied to the CD Base Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a three month maturity and in an amount of $100,000 or more. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

            "Base Rate Loan": any Loan bearing interest by reference to the applicable Base Rate.

            "Benefitted Lender": as defined in subsection 15.7(a).

            "Board": the Board of Governors of the Federal Reserve System (or any successor thereto).

            "Borrower": as defined in the preamble hereto.

            "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3 as a date on which the Borrower requests the relevant Lenders to make Loans hereunder and, with respect to subsections 3.1 and 4.1, the Business Day on which the Borrower is deemed to request the relevant Lenders to make Term Loans hereunder.

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealing in deposits in the London interbank eurodollar market.

            "Capital Expenditures": expenditures (including, without limitation, obligations created under Financing Leases and purchase money Indebtedness in the year in which created but excluding payments made thereon) of the Borrower and its Subsidiaries in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired
      (w) in connection with normal replacement and maintenance programs properly expensed in accordance with GAAP, (x) with the proceeds of any casualty insurance or condemnation award (with such expenditures to be made, to the extent subsection 5.3(e) is applicable, in accordance with subsection 5.3(e)), (y) with the cash proceeds of any asset sale made pursuant to subsection 11.6(d), applied or contractually committed to be applied within 365 days from receipt of such proceeds and (z) in any Permitted Acquisition).

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Cases": as defined in the preamble hereto.

            "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or by the Central Bank or a national or provincial government of the country whose currency is the currency of such securities or, if such currency is euros, of any participating state, in any such case, or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements of any commercial bank which has, or whose obligations are guaranteed by an affiliated commercial bank which has, capital and surplus in excess of $500,000,000 having maturities of one year or less from the date of acquisition, (c) commercial paper or similar obligations of an issuer rated at least A-2 by Standard & Poor's Ratings Services or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally or internationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (d) money market accounts or funds with or issued by Qualified Issuers (as defined below), (e) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause
      (b) above, and (f) demand deposit accounts maintained in the ordinary course of business with any Lender or with any bank that is not a Lender not in excess of $100,000 in the aggregate on deposit with any such bank; "Qualified Issuer" means any commercial bank (a) which has, or whose obligations are guaranteed by an affiliated commercial bank which has, capital and surplus in excess of $500,000,000 and (b) the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Ratings Services or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally or internationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

            "Change in Control": the occurrence of any of the following: (a) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding Hicks, Muse, Tate & Furst Incorporated, Hanley, their principals and their Affiliates and management ("HMTF") and their respective employees, directors and officers (the "HMTF Group") and all shares of Capital Stock of Holdings held by the HMTF Group, shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (i) 35% of the shares of voting Capital Stock of Holdings then outstanding or (ii) the percentage of the then outstanding voting Capital Stock of Holdings owned by the HMTF Group, provided that the occurrence of the foregoing event shall not be deemed a Change in Control if (x) at any time prior to the consummation of an Initial Public Offering, and for any reason whatever, the HMTF Group otherwise has the right to designate (and does so designate) a majority of the board of directors of Holdings or (y) at any time after the consummation of an Initial Public Offering, and for any reason whatever, (i) the HMTF Group shall own greater than 10% of the outstanding common stock of Holdings and (ii) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the HMTF Group, is not or shall not become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a greater percentage of voting Capital Stock of Holdings than is owned by the HMTF Group; (b) the board of directors of Holdings shall not consist of a majority of Continuing Directors; or (c) a "Change of Control" (or any comparable concept) as defined in any document pertaining to any Additional Senior Subordinated Indebtedness. The existence of the Shareholders Agreement substantially as in effect on the Closing Date shall not be deemed to cause the parties thereto to be a "group" for the purposes of this definition.

            "Chinese Opco": each of Viasystems Asia Pacific Property BVI, Ltd, Kalex Circuit Board (China) Ltd., Termbray Laminate Company Ltd., Termbray Circuit Board Company Ltd., Kalex Circuit Board (Guangzhou) Ltd., Viasystems Supply Company Ltd., Viasystems CY EMS Shenzhen Co Ltd., Shanghai Viasystems EMS Co Ltd., Qingdao Viasystems Telecom Tech Co Ltd., Guangzhou Termbray Electronics Tech Co Ltd., Kalex MultiLayer Circuit Board (Zhongshan) Ltd., Guangzhou Kalex Laminate Company Ltd., Guangzhou Termbray Circuit Board Co Ltd., Shanghai Reltec Communications Tech Co Ltd., Viasystems (Nantong) Electronic Tech Co Ltd., Viasystems Taiwan, Inc., Viasystems (South China) Co Ltd., Viasystems EMS (Hong Kong) Co Ltd., Viasystems Kalex Printed Circuit Board Ltd., and Viasystems Asia Pacific Co Ltd.

            "Closing Date": the date on which this Agreement becomes effective in accordance with its terms, which date is January 31, 2003.

            "Code": the U.S. Internal Revenue Code of 1986, as amended from time to time.

            "Collateral Agent": JPMCB in its capacity as collateral agent for the Secured Parties under the Loan Documents.

            "Commitment Increase Notice": as defined in subsection 2.9(a).

            "Commitment Increase Supplement": as defined in subsection 2.9(c).

            "Commitments": the collective reference to the Revolving Credit Commitments, the Assumed Letter of Credit Commitments, the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments; individually, a "Commitment."

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

            "Confirmation Order": as defined in the preamble hereto.

            "Consolidated Current Assets": at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "Total Current Assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, except that there shall be excluded therefrom cash and Cash Equivalents and equipment and other fixed assets held for sale.

            "Consolidated Current Liabilities": at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "Total Current Liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, except that there shall be excluded therefrom the current portion of (a) all Loans and, (b) all long-term Indebtedness for borrowed money (including Financing Leases) in each case, to the extent included therein.

            "Consolidated EBITDA": for any period, with respect to any Person, Consolidated Net Income of such Person for such period (A) plus, without duplication and to the extent reflected as a charge in the statement of such Net Income for such period, the sum of (i) total income and franchise tax expense, (ii) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness, (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill and organization costs), (v) other noncash charges (including, but not limited to, any writeoffs of purchased technology),
      (vi) any extraordinary losses (not to exceed $10,000,000 for any period in the case of extraordinary cash losses) and unusual noncash losses (including any such losses on sales of assets other than inventory sold in the ordinary course of business) other than any loss from any discontinued operation, (vii) costs and charges related to the closing of operations in Rouen, France and Terni, Italy, (viii) any non-operational costs and charges related to the restructuring contemplated by the Reorganization Plan incurred through and including January 31, 2003 (such costs and charges to consist primarily of, but not be limited to, professional fees, printing fees and financing fees), (ix) non-recurring operational restructuring charges in an aggregate amount not to exceed $25,000,000 and
      (x) non-cash losses described on Schedule 1.1B resulting from the cancellation of intercompany Indebtedness and (B) minus, without duplication, (i) any extraordinary and unusual gains (including gains on the sales of assets, other than inventory sold in the ordinary course of business) other than any income from discontinued operations and (ii) non cash gains included in Consolidated Net Income; provided that for purposes of calculating Consolidated EBITDA for any period (each a "Reference Period") in connection with the determination of compliance with the covenants set forth in subsection 11.1(b) for such period, if during such Reference Period (or in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made), the Borrower or any of its Subsidiaries shall have made a disposition of property or a Permitted Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect to (a) such disposition or Permitted Acquisition as if such disposition or Permitted Acquisition occurred on the first day of such Reference Period (with the Reference Period for the purposes of pro forma calculations being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available) and (b) any operating expense reductions and other cost savings to be implemented in connection with any such disposition or Permitted Acquisition, determined on the basis of a four-quarter period in accordance with the provisions of Regulation S-X of the Securities Act of 1933, as amended ("Regulation S-X"); provided that in connection with any OEM Acquisition, such cost savings (not to exceed $5,000,000 for any OEM Acquisition and not to exceed $10,000,000 in the aggregate for any fiscal year) shall be determined in good faith by the Borrower irrespective of whether such implementation would be permitted under GAAP or Regulation S-X. Consolidated EBITDA shall include the net income of the Borrower and its Subsidiaries attributable to joint ventures in which their ownership interest is 50% or greater but not to joint ventures in which their ownership interest is less than 50%. References in this definition to any "disposition" shall be deemed to include liquidation and receivership transactions.

            "Consolidated Net Income": for any period, with respect to any Person, the amount which, in conformity with GAAP, would be set forth opposite the caption "Net Income/(Loss)" (or any like caption) on a consolidated statement of operations of such Person and its Subsidiaries for such period.

            "Consolidated Total Debt": at a particular date, with respect to the Borrower, the aggregate principal amount of Indebtedness under this Agreement, Financing Leases, purchase money Indebtedness, and any other Indebtedness for borrowed money of the Borrower and its

      Subsidiaries at such date in conformity with GAAP, including unreimbursed drawings in respect of Revolving Letters of Credit but excluding undrawn letters of credit and Specified Indebtedness.

            "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets at such date over Consolidated Current Liabilities at such date.

            "Continuing Directors": the directors of Holdings on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended or supported by a majority of the then Continuing Directors or such other director receives the vote of HMTF in his or her election by the shareholders.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Credit Parties": the collective reference to Holdings, the Borrower and each of their respective Domestic Subsidiaries which from time to time is a party to any Loan Document.

            "Default": any of the events specified in Section 12, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Denominated Currency": as defined in subsection 15.11(a).

            "DIP Credit Agreement": the Revolving Credit Agreement, dated as of October 1, 2002, as amended, among Holdings, the Borrower, each of the financial institutions party thereto, as lenders, Deutsche Bank Trust Company Americas, as documentation agent, and JPMorgan Chase Bank, as administrative agent.

            "DIP Lenders": the "Lenders" under and as defined in the DIP Credit Agreement.

            "DIP Letters of Credit": as defined in subsection 2.5(a).

            "Dollars" and "$": dollars in lawful currency of the United States of America.

            "Domestic Asset Coverage Ratio": the ratio of (a) the sum of (i) the aggregate amount of cash held in Qualified Accounts (but not serving as cash collateral for specific Obligations) and (ii) the aggregate net book value of accounts receivable and inventory of the Borrower and its Domestic Subsidiaries (excluding accounts receivable and inventory relating to the Borrower's San Jose, California facility) to (b) the aggregate Revolving Extensions of Credit.

            "Domestic Subsidiary": as to any Person, any Subsidiary of such Person other than a Foreign Subsidiary of such Person.

            "DTI": the United Kingdom's Department of Trade and Industry.

            "Environmental Laws": any applicable foreign, federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

            "Equivalent Amount": at any time of determination, with respect to any amount in any currency denominated in a different currency, the amount at which such amount of different currency could be converted into the determination currency at such time as reasonably determined by the Administrative Agent.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

            "Eurodollar Loan": any Loan bearing interest by reference to the applicable Eurodollar Rate.

            "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                     ______________________________________

                     1.00 - Eurodollar Reserve Requirements

            "Eurodollar Reserve Requirements": for any day as applied to any Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of any applicable Governmental Authority for the Borrower dealing with reserve requirements prescribed for Eurodollar funding (currently referred to as "Eurodollar Liabilities" in Regulation D of the Board).

            "Event of Default": any of the events specified in Section 12, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Excess Cash Flow": for any fiscal year of the Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, (ii) the amount of returned surplus assets of any Plan during such fiscal year to the extent not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, (iii) decreases in Consolidated Working Capital of the Borrower and its Subsidiaries for such fiscal year, (iv) the amount of any refund received by Holdings and its Subsidiaries on taxes paid by Borrower and its Subsidiaries, (v) cash dividends, cash interest and other similar cash payments received by Holdings in respect of investments to the extent not included in Consolidated Net Income to determine Consolidated

      EBITDA for such fiscal year and (vi) extraordinary cash gains to the extent subtracted or otherwise not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year over (b) the sum, without duplication, of (i) the aggregate amount of cash Capital Expenditures made by Borrower and its Subsidiaries during such fiscal year and permitted hereunder (other than Capital Expenditures permitted under subsection 11.8(b)), (ii) the aggregate amount of all reductions of the Revolving Credit Commitments or payments or prepayments of the Term Loans during such fiscal year other than pursuant to subsection 5.3(a), (b) or
      (c), (iii) the aggregate amount of payments of principal in respect of any Indebtedness permitted hereunder during such fiscal year (other than under this Agreement), (iv) increases in Consolidated Working Capital of the Borrower and its Subsidiaries for such fiscal year, (v) cash interest expense of the Borrower and its Subsidiaries for such fiscal year, (vi) taxes actually paid in such fiscal year or to be paid in the subsequent fiscal year on account of such fiscal year to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, (vii) extraordinary cash losses to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year and
      (viii) the amount of all Investments made in such fiscal year as permitted by clauses (d), (h) and (j) of subsection 11.9, provided that (x) increases or decreases in Consolidated Working Capital resulting from any disposition or acquisition shall be excluded from the calculation of Excess Cash Flow and (y) net income of any Foreign Subsidiary of the Borrower which is not a Credit Party will only be included to the extent distributed to a Credit Party. Notwithstanding the foregoing, all payments made and received in connection with any Permitted Acquisition or any issuance of shares of Capital Stock by Holdings shall be excluded from the calculation of Excess Cash Flow. References in this definition to any "disposition" shall be deemed to include liquidation and receivership transactions.

            "Excluded Asset Sale": any sale, transfer or other disposition permitted pursuant to subsection 11.6 that (i) is described on Schedule 11.20, (ii) constitutes the sale of the Borrower's facility in Richmond, Virginia (but only to the extent that the Net Cash Proceeds from such sale, together with the aggregate amount of the Revolving Credit Commitments at such time, does not exceed $61,850,000) or (iii) constitutes an individual sale of equipment yielding Net Cash Proceeds of less than $1,000,000 (provided that the aggregate Net Cash Proceeds from such sales do not exceed $10,000,000 in any fiscal year and that all such Net Cash Proceeds are invested in assets useful in the Borrower's business within 180 days).

            "Existing Letters of Credit": as defined in Section 2.5(a).

            "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"),
      (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility"), (c) the Assumed Letter of Credit Commitments and the Assumed Letters of Credit (the "Assumed Letter of Credit Facility") and (d) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

            "Fee Properties": the collective reference to the real properties owned by Holdings and its Subsidiaries described on Part I of Schedule 8.18, including all buildings, improvements, structures and fixtures now or subsequently located thereon.

            "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "First Priority Obligations": as defined in the Intercreditor Agreement.

            "Foreign Subsidiary": as to any Person any Subsidiary of such Person which is organized or formed under the laws of any jurisdiction outside of the country in which such Person is organized.

            "GAAP": the generally accepted accounting principles in the United States of America (or, in the case of financial statements or the like with respect to any Foreign Subsidiary of the Borrower for any period prior to the date it became a Foreign Subsidiary, in the country of organization of such Foreign Subsidiary) as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission (or in the case of financial statements or the like with respect to any Foreign Subsidiary of the Borrower for any period prior to the date it became a Foreign Subsidiary, the applicable authority in such country of organization of such Foreign Subsidiary), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination except that for purposes of subsection 11.1, GAAP shall be determined on the basis of such principles used in the preparation of the financial statements referred to in subsections 8.1(a) and (b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Holdings, the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Holdings, the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" means: changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

            "Governmental Authority": any nation or government, any state, province, municipality, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "GSC": the collective reference to GSC Recovery II, L.P., GSC Recovery IIA, L.P., GSC Recovery IIA, L.P. (Second Close), GSC Recovery IIA, L.P. (Third Close) and GSC Partners Gemini Fund Limited.

            "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement, dated as of the Closing Date, made by Holdings, the Borrower and its Domestic Subsidiaries in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit E, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the board of directors of such Person in good faith.

            "Hanley": Hanley Partners, Inc.

            "Hedge Agreement": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

            "Hedge Agreement Liabilities": the aggregate amount of the mark-to-market liability of Holdings and its Subsidiaries in respect of Hedge Agreements.

            "HMTF": as defined in the definition of "Change of Control".

            "Holdings": as defined in the preamble hereto.

            "Increasing Lender": as defined in subsection 2.9(c).

            "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Financing Leases entered into by such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person (other than preferred Capital Stock of Holdings), (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, provided however, that the amount of such Indebtedness of any Person described in this clause (h) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith, and (i) for the purposes of Section 12(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

            "Initial Public Offering": an underwritten public offering of common stock of Holdings pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1933, as amended.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": pertaining to a condition of Insolvency.

            "Intellectual Property": as defined in subsection 8.9.

            "Intercreditor Agreement": the Intercreditor Agreement, dated as of the Closing Date, among Holdings, the Borrower and its Domestic Subsidiaries, the Junior Agent and the Senior Agent, substantially in the form of Exhibit I, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Interest Coverage Ratio": for any period, with respect to the Borrower, the ratio of (a) Consolidated EBITDA to (b) consolidated cash interest expense (including any such cash interest expense in respect of Indebtedness under Financing Leases and purchase money Indebtedness permitted under subsection 11.2(e), but excluding cash interest expense in respect of Specified Indebtedness) of the Borrower and its Subsidiaries net of cash interest income (such consolidated cash interest expense to include fees payable on account of letters of credit and banker's acceptances but to exclude amortization of debt discount (including discount of liabilities and reserves established under Accounting Principles Board Opinion No. 16 as in effect on the date hereof) and costs of debt issuance).

            "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each of March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof, after the first day of such Interest Period as well as the last day of such Interest Period, (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Loan, February 28, 2003 and March 31, 2003.

            "Interest Period": with respect to any Eurodollar Loan:

                  (a) initially, the period commencing on the borrowing or
            conversion date, as the case may be, with respect to such Eurodollar Loan and ending at the end of one, two, three, six (or, with the consent of all applicable Lenders, nine or twelve) months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending at the end of one, two, three, six (and, with the consent of all applicable Lenders, nine or twelve) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

      provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) no Interest Period shall extend beyond the Scheduled
            Revolving Credit Commitment Termination Date in the case of Revolving Credit Loans or the scheduled date final payment is due on any tranche or class of Term Loans in the case of such tranche or class of Term Loans;

                  (3) no Interest Period with respect to any tranche or class of the Term Loans shall extend beyond any date upon which repayment of principal thereof is required to be made if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such tranche or class of Term Loans with Interest Periods ending after such date would exceed the aggregate principal amount of such tranche or class of Term Loans permitted to be outstanding after such scheduled repayment; and

                  (4) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

            "International Holdings": Viasystems International, Inc., a Delaware corporation.

            "Investments": as defined in subsection 11.9.

            "Issuing Lender": JPMCB or any of its affiliates (including JPMCB Delaware), in its capacity as issuer of any Letter of Credit.

            "JPMCB": as defined in the preamble hereto.

            "JPMCB Delaware": JPMorgan Chase Bank Delaware together with its successors and assigns.

            "Judgment Conversion Date": as defined in subsection 15.11(a).

            "Judgment Currency": as defined in subsection 15.11(a).

            "Junior Agent": as defined in the Intercreditor Agreement.

            "Junior Lenders": as defined in the Intercreditor Agreement.

            "Junior Preferred Stock": the junior preferred stock issued by Holdings pursuant to the Reorganization Plan.

            "Leased Properties": the collective reference to the real properties leased by Holdings and its Subsidiaries described on Part II of Schedule 8.18, including all buildings, improvements, structures and fixtures now or subsequently located thereon and owned or leased by Holdings and its Subsidiaries.

            "Lenders": as defined in the preamble hereto.

            "Letter of Credit Application": with respect to (a) a Standby L/C, a Standby L/C Application and (b) a Trade L/C, a Trade L/C Application; collectively, the "Letter of Credit Applications".

            "Letters of Credit": as defined in subsection 2.5(a).

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

            "Loan Documents": the collective reference to this Agreement, the Notes, the Letter of Credit Applications, the Guarantee and Collateral Agreement, the Intercreditor Agreement and the Mortgages, and any other document, instrument or agreement guaranteeing, or granting a Lien to secure, any Obligations.

            "Loans": the collective reference to any loan made by any Lender hereunder.

            "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans, the aggregate Assumed Letter of Credit Commitments or the aggregate Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the aggregate Revolving Credit Commitments), provided, that, for the purposes of any such determination, (a) HMTF, GSC, Trust Company of the West and any Lender that provides a Revolving Credit Commitment pursuant to subsection 2.9 (if such Lender or an Affiliate thereof is a holder of the common stock of Holdings), and their respective Affiliates, shall be deemed not to have any Revolving Credit Commitment or Revolving Extensions of Credit and (b) HMTF, GSC and their respective Affiliates shall be deemed not to have any outstanding Term Loans. For the purposes of this definition, any Lender's Assumed Letter of Credit Commitment shall be deemed to constitute a Tranche B Term Loan.

            "Material Adverse Change": any event, development, or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

            "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Secured Parties hereunder or thereunder.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, friable asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Mortgaged Properties": the collective reference to the Fee Properties owned by the Borrower and its Subsidiaries listed on Part III of Schedule 8.18.

            "Mortgages": the collective reference to the mortgages and deeds of trust, substantially in the form of Exhibit F hereto, encumbering each of the Mortgaged Properties executed and delivered by the Borrower or its Domestic Subsidiaries, with such modifications as are determined by the Collateral Agent as necessary or desirable to create a valid and enforceable first mortgage Lien securing the obligations and liabilities of the Borrower or any guarantor under any Loan Document, as the same may be amended, supplemented, replaced, restated, or otherwise modified from time to time.

            "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds": (a) in connection with any Asset Sale (including any sale and leaseback of assets and any sale of accounts receivable in connection with a receivables financing transaction) the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale net of all reasonable legal fees, notarial fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, debt payments (other than pursuant hereto) and other customary fees actually incurred and satisfactorily documented in connection therewith and net of taxes paid or reasonably expected to be payable as a result thereof and net of purchase price adjustments reasonably expected to be payable in connection therewith and (b) in connection with any issuance by Holdings or any of its Subsidiaries of (i) Capital Stock or (ii) debt securities or instruments or the incurrence of loans other than Indebtedness permitted by subsection 11.2, the cash proceeds received from such issuance, net of all reasonable investment banking fees, legal fees, notarial fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred and satisfactorily documented in connection therewith; provided, that, with respect to any issuance of debt instruments or securities as described in clause (b) above, only in the event that such net cash proceeds are used to refinance any Indebtedness permitted by this Agreement, then such net cash proceeds shall not constitute "Net Cash Proceeds" for the purpose of this Agreement.

            "New Lender": as defined in subsection 2.9(b).

            "New Lender Supplement": as defined in subsection 2.9(b).

            "Non-Credit Parties": the Subsidiaries of Holdings other than the Borrower and the Domestic Subsidiaries party to the Guarantee and Collateral Agreement.

            "Non-Excluded Taxes": as defined in subsection 7.7(a).

            "Non-Funding Lender": as defined in subsection 7.4(c).

            "Non-U.S. Lender": any Lender, the Issuing Lender (if applicable), any Participant or any Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

            "Nonconsenting Lender": as defined in subsection 7.9.

            "Notes": the collective reference to the Revolving Credit Notes and the Term Notes.

            "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans made to the Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to the Borrower and all other obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Guarantee and Collateral Agreement, or the other Loan Documents, any Hedge Agreement entered into with a Lender or in respect of overdrafts and related liabilities owed to the Administrative Agent, any Lender or any of their respective Affiliates or any treasury, depositary and cash management services in connection with any automated clearing house transfers of funds for the Borrower or in respect of guarantees by the Borrower of any such obligations or liabilities of any of its Subsidiaries for any such services, or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

            "OEM Acquisition": the acquisition by Holdings or any of its Subsidiaries of a captive division, business unit or facility of an original equipment manufacturer.

            "Offered Increase Amount": as defined in subsection 2.9(a).

            "Participant": as defined in subsection 15.6(b).

            "Participating Interest": with respect to any Letter of Credit, (a) in the case of the Issuing Lender, its interest in such Letter of Credit after giving effect to the granting of participating interests therein, if any, pursuant hereto and (b) in the case of each Participating Lender, its undivided participating interest in such Letter of Credit relating thereto.

            "Participating Lender": (a) in the case of the Revolving Letters of Credit, the Revolving Credit Lenders, and (b) in the case of the Assumed Letters of Credit, the Assumed Letter of Credit Lenders, in each case including, if applicable, the Issuing Lender.

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Permitted Acquisition": the acquisition by Holdings or a Subsidiary of Holdings of a Related Business approved by the board of directors of Holdings or such Subsidiary, as the case may be.

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Petition Date": as defined in the preamble hereto.

            "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
      Section 3(5) of ERISA.

            "Pledged Securities": as defined in the Guarantee and Collateral Agreement.

            "Print Service": as defined in the preamble hereto.

            "Pre-Petition Credit Agreement": the Credit Agreement, dated as of March 29, 2000 (as amended, supplemented or otherwise modified prior to the Petition Date) among the Borrower, Holdings, the Foreign Subsidiary Borrowers party thereto, the several lenders from time to time party thereto, J.P. Morgan Chase Bank Canada, as Canadian administrative agent, J.P. Morgan Europe Limited, as multicurrency administrative agent, and JPMorgan Chase Bank, as administrative agent.

            "Pre-Petition Lenders": collectively, the "Lenders" under and as defined in the Pre-Petition Credit Agreement, together with any successors or assigns thereof.

            "Pre-Petition Lender Secured Claim": a Secured Claim held by the Pre-Petition Lenders.

            "Pro Forma Balance Sheet": as defined in subsection 8.1(c).

            "Properties": as defined in subsection 8.16(a).

            "Qualified Account": any deposit account of Holdings or any Domestic Subsidiary in which the Collateral Agent has a perfected first priority security interest, in each case on terms and conditions satisfactory to the Collateral Agent.

            "Ratable Portion": for each Lender, the amount of such Lender's pro rata portion of any applicable Loan.

            "rate of exchange": as defined in subsection 15.11(d).

            "Re-Allocation Date": as defined in subsection 2.9(e).

            "Register": as defined in subsection 15.6(c).

            "Regulation T, U or X": Regulation T, U or X of the Board as in effect from time to time.

            "Related Business": any business which is the same as or related, ancillary or complementary to any of the businesses of the Borrower and its Subsidiaries on the Closing Date, as reasonably determined by the Board of Directors of Holdings or the determining Subsidiary of Holdings.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
      Section 4241 of ERISA.

            "Reorganization Plan": as defined in the preamble hereto.

            "Reportable Event": any of the events set forth in Section 4043(c) of ERISA and the regulations thereunder, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

            "Required Junior Lenders": as defined in the Intercreditor
      Agreement.

            "Required Lenders": at any time, both (a) Lenders the Total Credit Percentages of which aggregate at least a majority and (b) except in the case of matters affecting only the Term Loans or the Term Loan Lenders (as determined by the Administrative Agent), Revolving Credit Lenders the Revolving Credit Commitments of which aggregate at least a majority of the aggregate Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated or expired, the outstanding Revolving Extensions of Credit of which aggregate at least of majority of the aggregate outstanding Revolving Extensions of Credit), provided, that, for the purposes of any such determination, (i) HMTF, GSC, Trust Company of the West and any Lender that provides a Revolving Credit Commitment pursuant to subsection 2.9 (if such Lender or an Affiliate thereof is a holder of the common stock of Holdings), and their respective Affiliates, shall be deemed not to have any Revolving Credit Commitment or Revolving Extensions of Credit and (ii) HMTF, GSC and their respective Affiliates shall be deemed not to have any outstanding Term Loans. For the purposes of this definition, any Lender's Assumed Letter of Credit Commitment shall be deemed to constitute a Term Loan.

            "Required Senior Lenders": as defined in the Intercreditor
      Agreement.

            "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including laws enacted after the date hereof as and when enacted), treaty, statute, rule, regulation, common law or determination of an arbitrator or a court or other Governmental Authority and all official directives, consents, approvals, authorizations, guidelines, restrictions and policies of any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer": as to any Person, the chief executive officer, the president, the chief financial officer, managing or other director, any vice president, secretary, any assistant secretary, treasurer or any assistant treasurer of such Person.

            "Restricted Payments": as defined in subsection 11.7.

            "Revolving Credit Commitment": as to any Revolving Credit Lender, its obligation to make Revolving Credit Loans pursuant to subsection 2.1 and to participate in Revolving Letters of Credit in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Revolving Credit Lender's name in Schedule 1.1A under the heading "Revolving

      Credit Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the Revolving Credit Lenders, the "Revolving Credit Commitments."

            "Revolving Credit Commitment Percentage": as to any Revolving Credit Lender, the percentage of the aggregate Revolving Credit Commitments constituted by its Revolving Credit Commitment.

            "Revolving Credit Commitment Period": the period from and including the Closing Date to, but not including, the Scheduled Revolving Credit Commitment Termination Date or such earlier date on which the Revolving Credit Commitments are terminated (whether pursuant to Section 12 or otherwise).

            "Revolving Credit Lender": any Lender having a Revolving Credit Commitment or that holds outstanding Revolving Credit Loans or Participating Interests in Revolving Letters of Credit hereunder.

            "Revolving Credit Loans": Loans made by any Revolving Credit Lender to the Borrower pursuant to subsection 2.1.

            "Revolving Credit Notes": the collective reference to any promissory note evidencing Revolving Credit Loans.

            "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans held by such Lender then outstanding and (b) such Lender's Revolving Credit Commitment Percentage of the Revolving Letter of Credit Obligations then outstanding.

            "Revolving Letter of Credit Commitment": (a) as to the Issuing Lender, its obligation to issue Revolving Letters of Credit for the account of the Borrower in an aggregate amount not to exceed $15,000,000 and (b) as to any Revolving Credit Lender, its unconditional obligation to participate in such Revolving Letters of Credit.

            "Revolving Letter of Credit Obligations": the obligation of the Borrower to reimburse the Issuing Lender in accordance with the terms of this Agreement and any related Letter of Credit Application for any payment made or honored by the Issuing Lender under any Revolving Letter of Credit.

            "Revolving Letter of Credit Outstandings": at any date, the sum of
      (a) the aggregate amount then available to be drawn under all outstanding Revolving Letters of Credit and (b) the aggregate amount of drawings or payments under Revolving Letters of Credit which have not then been reimbursed pursuant to subsection 2.8.

            "Revolving Letters of Credit": all Letters of Credit other than Assumed Letters of Credit.

            "Scheduled Revolving Credit Commitment Termination Date": January 31, 2008 or, if such date is not a Business Day, the Business Day next preceding such date.

            "Second Priority Obligations": as defined in the Intercreditor Agreement.

            "Secured Claim": as defined in the Reorganization Plan.

            "Secured Parties": the collective reference to the Agents and the Lenders.

            "Senior Agent": as defined in the Intercreditor Agreement.

            "Senior Convertible Preferred Stock": the senior convertible preferred stock issued by Holdings pursuant to the Reorganization Plan.

            "Senior Lenders": as defined in the Intercreditor Agreement.

            "Senior Subordinated Indebtedness": the $500,000,000 in aggregate principal amount of the 9 3/4% Senior Subordinated Notes of the Borrower due 2007 and any other unsecured subordinated Indebtedness of Holdings or the Borrower; provided such other indebtedness has (i) no maturity, amortization, mandatory redemption or purchase option (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to October 1, 2009, (ii) no financial maintenance covenants and (iii) such other terms and conditions (including without limitation, interest rate, events of default, subordination and covenants) as shall be reasonably satisfactory to the Administrative Agent.

            "Shareholders Agreement": means the Stockholders Agreement dated as of January __, 2003, among Holdings and the stockholders of Holdings signatory thereto on the date thereof or thereafter becoming signatory thereto (as the same may be amended, modified or supplemented from time to time).

            "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Solvent" and "Solvency": with respect to any Person on a particular date, that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

            "Specified Indebtedness": the Indebtedness described on Schedule
      1.1C.

            "Standby L/C": an irrevocable letter of credit issued by the Issuing Lender for the account of the Borrower in respect of obligations of the Borrower or any Subsidiary incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Borrower or such Subsidiary is or proposes to become a party, including, without limiting the foregoing, for insurance purposes.

            "Standby L/C Application": a standby letter of credit application in the Issuing Lender's then customary form.

            "Subsidiary": as to any Person, any other Person of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such other Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. "Subsidiary" shall not include certain Foreign Subsidiaries in receivership or similar proceedings that have been previously identified by the Borrower to the Administrative Agent. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Supply Agreement": the Supply Agreement dated November 26, 1996 between Lucent Technologies Inc. and VTC, as amended, supplemented or otherwise modified from time to time.

            "Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

            "Term Loans": the collective reference to the Tranche A Term Loans and the Tranche B Term Loans.

            "Term Notes": the collective reference to any promissory note evidencing Term Loans.

            "Title Insurance Company": as defined in Section 10.17(b).

            "Total Credit Percentage": as to any Lender at any time, the percentage (calculated without duplication) of the aggregate Revolving Credit Commitments, Assumed Letter of Credit Commitments and outstanding Term Loans then constituted by its Revolving Credit Commitment, its Assumed Letter of Credit Commitment and its outstanding Term Loans (or, if the Revolving Credit Commitments have terminated or expired, the percentage of the aggregate Revolving Extensions of Credit then constituted by its outstanding Revolving Extensions of Credit).

            "Trade L/C": a commercial documentary letter of credit issued by the Issuing Lender pursuant to subsection 2.5, for the account of the Borrower for the purchase of goods in the ordinary course of business.

            "Trade L/C Application": a commercial letter of credit application in the Issuing Lender's then customary form.

            "Tranche": the reference to Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Tranche A Term Loan Commitment": as to any Tranche A Term Loan Lender, its obligation to maintain Tranche A Term Loans to the Borrower pursuant to subsection 3.1 in an aggregate amount not to exceed the amount set forth opposite such Tranche A Term Loan Lender's name in Schedule 1.1A under the heading "Tranche A Term Loan Commitment"; collectively, as to all Tranche A Term Loan Lenders, the "Tranche A Term Loan Commitments".

            "Tranche A Term Loan Lender": any Lender having a Tranche A Term Loan Commitment hereunder or a Tranche A Term Loan outstanding hereunder.

            "Tranche A Term Loans": as defined in subsection 3.1.

            "Tranche B Termination Date": the scheduled date of the final installment of the Tranche B Term Loans.

            "Tranche B Term Loan Commitment": as to any Tranche B Term Loan Lender, its obligation to maintain Tranche B Term Loans to the Borrower pursuant to subsection 4.1 in an aggregate amount not to exceed the amount set forth opposite such Tranche B Term Loan Lender's name in Schedule 1.1A under the heading "Tranche B Term Loan Commitment"; collectively, as to all Tranche B Term Loan Lenders, the "Tranche B Term Loan Commitments".

            "Tranche B Term Loan Lender": any Lender having a Tranche B Term Loan Commitment hereunder or a Tranche B Term Loan outstanding hereunder.

            "Tranche B Term Loans": as defined in subsection 4.1.

            "Transferee": as defined in subsection 15.6(d).

            "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

            "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any revisions thereof or successors (in whole or in part) thereto.

            "U.S. Lender": any Lender, the Issuing Lender (if applicable), any Participant or any Agent that is a United States person as defined in
      Section 7701(a)(30) of the Code.

            "U.S. Tax Compliance Certificate": as defined in subsection 7.7(b)(ii).

            "Virginia Property": the Mortgaged Property located in Henrico County, Virginia.

            "VTC": Viasystems Technologies Corp., L.L.C. (formerly known as Viasystems Technologies Corp.), a Delaware limited liability company.

            "Wholly Owned Subsidiary": as to any Person, any Subsidiary of which such Person owns, directly or indirectly, all of the Capital Stock of such Subsidiary other than directors' qualifying shares or any shares held by nominees.

            1.2. Other Definitional Provisions. (a) Unless otherwise specified therein or unless the context otherwise requires, all terms defined in this Agreement shall have the defined meanings when used in any Note or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in any Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to Holdings and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                SECTION 2. TERMS OF REVOLVING CREDIT COMMITMENTS

            2.1. Revolving Credit Commitments; Assumed Letter of Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make Revolving Credit Loans to the Borrower in Dollars from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Commitment Percentage of the Revolving Letter of Credit Outstandings and such Lender's Revolving Credit Commitment Percentage of the Hedge Agreement Liabilities, does not exceed the amount of such Lender's Revolving Credit Commitment then in effect. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be of any available Type, as determined by the Borrower and notified to the Administrative Agent in accordance herewith.

            (a) The principal amount of each Revolving Credit Loan shall be due and payable on the Scheduled Revolving Credit Commitment Termination Date or on such earlier date as provided herein.

            2.2. Termination or Reduction of Revolving Credit Commitments. (a) So long as no Term Loans remain outstanding, the Borrower shall have the right, upon not less than five (5) Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, reduce the unutilized portion of the amount of the Revolving Credit Commitments, provided that any such termination of the Revolving Credit Commitments shall be accompanied by prepayment (or payment of cash collateral in the case of Revolving Letters of Credit) in full of the Revolving Credit Loans and Revolving Letter of Credit Obligations then outstanding, together with accrued interest thereon to the date of such prepayment, cancellation of all Revolving Letters of Credit and payment of any unpaid commitment fees then accrued hereunder. Any such reduction shall be in a minimum amount of $500,000 and integral multiples of $100,000 in excess thereof, and shall reduce permanently the amount of the Revolving Credit Commitments then in effect. Upon termination of the Revolving Credit Commitments, any Revolving Letter of Credit then outstanding which has been fully cash collateralized shall no longer be considered a "Revolving Letter of Credit" as defined in subsection 1.1, and any participating interest theretofore granted by the Issuing Lender to the Revolving Credit Lenders in such Letter of Credit shall be deemed terminated but the letter of credit commissions fees payable pursuant hereto shall continue to accrue to the Issuing Lender with respect to such Letter of Credit until the expiry thereof.

            (a) In the case of any reduction of the Revolving Credit Commitments hereunder, to the extent, if any, that the sum of the Revolving Credit Loans, the Revolving Letter of Credit Outstandings and the Hedge Agreement Liabilities exceeds the aggregate Revolving Credit Commitments as so reduced, the Borrower shall make a prepayment equal to such excess amount, the proceeds of which shall be applied first, to payment of the Revolving Credit Loans, then outstanding, second, to payment of any applicable Revolving Letter of Credit Obligations then outstanding and last, to cash collateralize any outstanding Revolving Letter of Credit on terms reasonably satisfactory to the Administrative Agent.

            (b) Any Revolving Credit Commitments once terminated or reduced may not be reinstated.

            2.3. Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice by 12:00 noon, New York City time, three Business Days (in the case of a Eurodollar Rate borrowing) or one Business Day (in the case of a Base Rate borrowing) prior to the requested Borrowing Date, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) the Type or Types of Loan, and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in a minimum amount equal to (A) in the case of Base Rate Loans, $500,000 (or, if the then Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (B) in the case of Eurodollar Loans, $1,000,000. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 15.2 prior to 11:00 a.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

            2.4. Commitment Fee; Administrative Agent Fees; Maturity Date(a) . The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the last day of the Revolving Credit Commitment Period, computed at a rate per annum equal to the Applicable Margin for Commitment Fees on the average daily Available Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last day of each of March, June, September, and December and on the Scheduled Revolving Credit Commitment Termination Date.

            (b) The Borrower shall pay to JPMCB the amounts payable by it set forth in the Fee Letter dated August 30, 2002 in the amounts and on the dates set forth therein.

            2.5. Letters of Credit.

            (a) The Borrower acknowledges and confirms that the Issuing Lender has issued, and that there are outstanding, certain letters of credit under the DIP Credit Agreement (the "DIP Letters of Credit") and certain letters of credit under the Pre-Petition Credit Agreement (the "Assumed Letters of Credit"; together with the DIP Letters of Credit, the "Existing Letters of Credit"), in each case as described on Schedule 2.5(a). The Borrower hereby represents, warrants, agrees, covenants and reaffirms that (i) it has no (and it permanently and irrevocably waives, and releases the Issuing Lender and the Lenders from any, to the extent arising on or prior to the Closing Date) defense, setoff, claim or counterclaim against the Issuing Lender or any Lender in regard to any obligation in respect of the Existing Letters of Credit and (ii) reaffirms its obligations in respect of the Existing Letters of Credit in accordance with the terms and provisions of this Agreement and the other Loan Documents. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 2.7, agrees to issue other letters of credit (together with the Existing Letters of Credit, the "Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided, that, the Issuing Lender shall not issue any Revolving Letter of Credit if, after giving effect to such issuance, (i) the Revolving Letter of Credit Outstandings would exceed the Revolving Letter of Credit Commitment or (ii) the sum of the Revolving Extensions of Credit and the Hedge

Agreement Liabilities would exceed the Revolving Credit Commitments. Each Revolving Letter of Credit shall (i) be (x) a Standby L/C or (y) a Trade L/C, and (ii) expire or mature no later than five (5) Business Days prior to the Scheduled Revolving Credit Commitment Termination Date. No Letter of Credit shall have an expiry or maturity date more than one year after its date of issuance or creation; provided, that, any Letter of Credit may provide for the renewal thereof for additional periods not to exceed one (1) year (which shall in no event extend beyond the Scheduled Revolving Credit Commitment Termination Date or (in the case of Assumed Letters of Credit) the Tranche B Termination Date, as the case may be); provided, further, that in no case shall any Letter of Credit have an expiry or maturity date later than five (5) Business Days prior to the Scheduled Revolving Credit Commitment Termination Date or (in the case of Assumed Letters of Credit) the Tranche B Termination Date, as the case may be. Each Letter of Credit shall be denominated in Dollars, provided that certain Assumed Letters of Credit may be denominated in pounds sterling as indicated on Schedule 2.5(a). Each Letter of Credit shall be subject to such laws and agreements as the Issuing Lender may agree. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any Lender to exceed any limits imposed by, any applicable Requirement of Law.

            (b) The Borrower may from time to time request that the Issuing Lender issue a Revolving Letter of Credit for the account of the Borrower by delivering to the Issuing Lender and the Administrative Agent at their respective address for notices specified herein, a Trade L/C Application or a Standby L/C Application, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as may be customary for letters of credit of the kind being requested and as the Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application and other appropriate documentation, the Issuing Lender will process such documents, certificates and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, upon receipt by the Issuing Lender of confirmation from the Administrative Agent that issuance of such Revolving Letter of Credit will not contravene this Agreement, the Issuing Lender shall promptly issue the Revolving Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Revolving Letter of Credit earlier than three (3) Business Days after its receipt of the appropriate documentation therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Revolving Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Revolving Letter of Credit to the Borrower and the Administrative Agent promptly following the issuance thereof.

            2.6. Fees, Commissions and Other Charges. (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the relevant Participating Lenders, a letter of credit commission with respect to each Letter of Credit, in an amount equal to 1/8 of 1% plus the Applicable Margin applicable to Revolving Credit Loans or (in the case of Assumed Letters of Credit) Tranche B Term Loans, as the case may be, bearing interest at the Eurodollar Rate of the average daily face amount of such Letter of Credit, payable quarterly in arrears on the last day of each of March, June, September and December and on the last day of the Revolving Credit Commitment Period or the date on which all Assumed Letters of Credit cease to be outstanding, as the case may be. A portion of such commission equal to 1/8 of 1% of the average daily face amount of such Letter of Credit shall be payable to the Issuing Lender for its own account, and the remaining portion of such commission shall be payable to the relevant Participating Lenders to be shared ratably among them in accordance with their respective Revolving Credit Commitment Percentages or Assumed Letter of Credit Percentages, as the case may be. Such commission shall be nonrefundable.

            (a) In addition to the foregoing commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the

Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

            (b) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the relevant Participating Lenders all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

            2.7. Letter of Credit Participations. (a) Effective on the Closing Date (in the case of the Existing Letters of Credit) or the date of issuance (in the case of any other Letter of Credit), the Issuing Lender irrevocably agrees to grant and hereby grants to each relevant Participating Lender, and each relevant Participating Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such Participating Lender's own account and risk an undivided interest equal to its Revolving Credit Commitment Percentage or Assumed Letter of Credit Percentage, as the case may be, in the Issuing Lender's obligations and rights under each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each relevant Participating Lender unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Participating Lender shall pay to the Administrative Agent, for the account of the Issuing Lender, upon demand at the Administrative Agent's address specified in subsection 15.2, an amount equal to its Revolving Credit Commitment Percentage or Assumed Letter of Credit Percentage, as the case may be, of the amount of such draft, or any part thereof, which is not so reimbursed. In the event that such draft is denominated in a currency other than Dollars, such funding obligation shall be denominated in Dollars based on the Equivalent Amount of the relevant drawing. On the date that any Assignee becomes a Revolving Credit Lender or Assumed Letter of Credit Lender party to this Agreement in accordance with subsection 15.6, participating interests in any relevant outstanding Letters of Credit held by the transferor Lender from which such Assignee acquired its interest hereunder shall be proportionately reallotted between such Assignee and such transferor Lender. Each Participating Lender hereby agrees that its obligation to participate in each relevant Letter of Credit, and to pay or to reimburse the Issuing Lender for its participating share of the drafts drawn or amounts otherwise paid thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever (including, without limitation, the occurrence or continuance of any Default or Event of Default), and that each such payment shall be made without offset, abatement, withholding or other reduction whatsoever.

            (a) If any amount required to be paid by any Participating Lender to the Issuing Lender pursuant to subsection 2.7(a) in respect of any unreimbursed portion of any draft paid by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender after the date such payment is due, such Participating Lender shall pay to the Administrative Agent, for the account of the Issuing Lender, on demand, an amount equal to the product of such amount, times the daily average Base Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 365 or 366, as applicable. A certificate of the Issuing Lender submitted to any Participating Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

            (b) Whenever, at any time after the Issuing Lender has paid a draft under any Revolving Letter of Credit and has received from any Revolving Credit Lender its pro rata share of such payment in accordance with subsection 2.7(a), the Issuing Lender receives any reimbursement on account of such unreimbursed portion, or any payment of interest on account thereof, the Issuing Lender will pay to the Administrative Agent, for the account of such Revolving Credit Lender, its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such Revolving Credit Lender shall return to the Administrative Agent for the account of the Issuing Lender, the portion thereof previously distributed to it.

            2.8. Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Revolving Letter of Credit and paid by the Issuing Lender for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment.

            (b) The Tranche B Term Loan of each Tranche B Term Loan Lender shall automatically be deemed to be increased by any participating interest funded by such Lender in respect of any Assumed Letter of Credit pursuant to subsection 2.7(a), provided, that, if such participating interest is not funded by such Lender within five Business Days after demand therefor, the Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of such failure for the amount that such Lender has failed to fund. In addition, the Borrower shall reimburse the Issuing Lender on demand for any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with any payment of a draft in respect of any Assumed Letter of Credit. The amount of any Lender's Assumed Letter of Credit Commitment will automatically be permanently reduced by the amount of any increase in such Lender's Tranche B Term Loan pursuant to this subsection 2.8(b). Each such increase shall initially be in the form of a Base Rate Loan and may be converted into a Eurodollar Loan at such times and in such amounts as may be agreed to by the Administrative Agent and the Borrower.

            (c) Each payment pursuant to this subsection 2.8 shall be made to the Issuing Lender at its address for notices specified herein in Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection 2.8 from the date such amounts become payable until payment in full, at the rate which would be payable on Revolving Credit Loans or (in the case of Assumed Letters of Credit) Tranche B Term Loans, as the case may be, which are Base Rate Loans.

            2.9. Commitment Increases. (a) At any time after the Closing Date, provided that no Default or Event of Default shall have occurred and be continuing, the Borrower may request an increase of the aggregate Revolving Credit Commitments by notice to the Administrative Agent in writing of the amount (the "Offered Increase Amount") of such proposed increase (such notice, a "Commitment Increase Notice"). Any such Commitment Increase Notice must offer each Revolving Credit Lender the opportunity to subscribe for its pro rata share of the increased Revolving Credit Commitments; provided, that the Borrower may, without offering to each Revolving Credit Lender the opportunity to subscribe for its pro rata share of the increased Revolving Credit Commitments, offer to
(x) any Person that is not a Revolving Credit Lender that is acceptable to the Administrative Agent or (y) to an affiliate of HMTF or GSC the opportunity to provide a new Revolving Credit Commitment pursuant to paragraph (b) below. If any portion of the increased Revolving Credit Commitments offered to the Revolving Credit Lenders as contemplated in the immediately preceding sentence is not subscribed for by the Revolving Credit Lenders, the Borrower may offer to any one or more additional Persons that are acceptable to the Administrative Agent or to an affiliate of HMTF or GSC the opportunity to provide all or a portion of such unsubscribed portion of the increased Revolving Credit Commitments pursuant to paragraph (b) below.

            (b) Any Person that the Borrower selects to offer the opportunity to provide any portion of the increased Revolving Credit Commitments, and that accepts such offer, shall execute a New Lender Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit G (a

"New Lender Supplement"), whereupon such Person (a "New Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and
Schedule 1.1A shall be deemed to be amended to add the name and Revolving Credit Commitment of such New Lender.

            (c) Any Lender that accepts an offer to it by the Borrower to increase its Commitment pursuant to this subsection 2.9 shall, in each case, execute a Commitment Increase Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit H (a "Commitment Increase Supplement"), whereupon such Lender (an "Increasing Lender") shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Credit Commitment as so increased, and Schedule 1.1A shall be deemed to be amended to so increase the Revolving Credit Commitment of such Lender.

            (d) The effectiveness of any New Lender Supplement or Commitment Increase Supplement shall be contingent upon receipt by the Administrative Agent of such corporate resolutions of the Borrower and legal opinions of counsel to the Borrower as the Administrative Agent shall reasonably request with respect thereto.

            (e) (i) Except as otherwise provided in subparagraphs (ii) and (iii) of this paragraph (e), if any Person becomes a New Lender pursuant to subsection 2.9(b) or any Lender's Revolving Credit Commitment is increased pursuant to subsection 2.9(c), additional Revolving Credit Loans made on or after the date of the effectiveness thereof (the "Re-Allocation Date") shall be made in accordance with the pro rata provisions of subsection 7.4(a) based on the Revolving Credit Commitments in effect on and after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Lender making an aggregate principal amount of Revolving Credit Loans in excess of its Revolving Credit Commitment, in which case such excess amount will be allocated to, and made by, the relevant New Lenders and Increasing Lenders to the extent of, and in accordance with the pro rata provisions of subsection 7.4(a) based on, their respective Revolving Credit Commitments). On each Re-Allocation Date, the Administrative Agent shall deliver a notice to each Lender setting forth the adjusted Revolving Credit Commitment Percentages after giving effect to any increase in the aggregate Revolving Credit Commitments made pursuant to this subsection 2.9 on such Re-Allocation Date.

            (ii) In the event that on any such Re-Allocation Date there is an unpaid principal amount of Base Rate Loans, the Borrower shall make prepayments thereof and the Borrower shall make borrowings of Base Rate Loans and/or Eurodollar Loans, as the Borrower shall determine, so that, after giving effect thereto, the Base Rate Loans and Eurodollar Loans outstanding are held as nearly as may be in accordance with the pro rata provisions of subsection 7.4(a) based on such new Revolving Credit Commitment Percentages.

            (iii) In the event that on any such Re-Allocation Date there is an unpaid principal amount of Eurodollar Loans, such Eurodollar Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and on the last day of the respective Interest Periods the Borrower shall make prepayments thereof and the Borrower shall make borrowings of Base Rate Loans and/or Eurodollar Loans so that, after giving effect thereto, the Base Rate Loans and Eurodollar Loans outstanding are held as nearly as may be in accordance with the pro rata provisions of subsection 7.4(a) based on such new Revolving Credit Commitment Percentages.

            (f) Notwithstanding anything to the contrary in this subsection 2.9,
(i) in no event shall any transaction effected pursuant to this subsection 2.9 cause the aggregate Revolving Credit Commitments to exceed $61,850,000 less the amount of the Net Cash Proceeds from the sale of the

Borrower's facility in Richmond, Virginia and (ii) no Lender shall have any obligation to increase its Revolving Credit Commitment unless it agrees to do so in its sole discretion.

               SECTION 3. TERMS OF TRANCHE A TERM LOAN COMMITMENT

            3.1. Tranche A Term Loans. In order to give effect to the Reorganization Plan and provide for the repayment, in part, of the Pre-Petition Lender Secured Claims as contemplated thereby, the Borrower shall be deemed to have requested term loans ("Tranche A Term Loans") in the full amount of the Tranche A Term Loan Commitments and each Tranche A Term Loan Lender shall be deemed to have made a Tranche A Term Loan in the amount of its Tranche A Term Loan Commitment, without any actual funding, on the Closing Date. The Tranche A Term Loans deemed made on the Closing Date shall initially be Base Rate Loans.

            3.2. Amortization of Tranche A Term Loans. The Tranche A Term Loans shall be payable in thirteen (13) consecutive quarterly installments on the dates and in principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date.

     Installment                                                        Amount
     -----------                                                        ------
March 31, 2003                                                       $ 7,250,000
June 30, 2003                                                        $   250,000
September 30, 2003                                                   $ 7,250,000
December 31, 2003                                                    $   250,000
March 31, 2004                                                       $ 9,750,000
June 30, 2004                                                        $   250,000
September 30, 2004                                                   $ 9,750,000
December 31, 2004                                                    $   250,000
March 31, 2005                                                       $14,750,000
June 30, 2005                                                        $   250,000
September 30, 2005                                                   $14,750,000
December 31, 2005                                                    $   250,000
March 31, 2006                                                       $ 4,433,365

               SECTION 4. TERMS OF TRANCHE B TERM LOAN COMMITMENT

            4.1. Tranche B Term Loans. In order to give effect to the Reorganization Plan and provide for the repayment, in part, of the Pre-Petition Lender Secured Claims as contemplated thereby, the Borrower shall be deemed to have requested term loans ("Tranche B Term Loans") in the full amount of the Tranche B Term Loan Commitments and each Tranche B Term Loan Lender shall be deemed to have made a Tranche B Term Loan in the amount of its Tranche B Term Loan Commitment, without any actual funding, on the Closing Date. The Tranche B Term Loans deemed made on the Closing Date shall initially be Base Rate Loans.

            4.2. Amortization of Tranche B Term Loans. The Tranche B Term Loans shall be payable in twenty-three (23) consecutive quarterly installments on the dates and in principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date.

     Installment                                                        Amount
     -----------                                                        ------
March 31, 2003                                                      $    250,000
June 30, 2003                                                       $    250,000
September 30, 2003                                                  $    250,000
December 31, 2003                                                   $    250,000
March 31, 2004                                                      $    250,000
June 30, 2004                                                       $    250,000
September 30, 2004                                                  $    250,000
December 31, 2004                                                   $    250,000
March 31, 2005                                                      $    250,000
June 30, 2005                                                       $    250,000
September 30, 2005                                                  $    250,000
December 31, 2005                                                   $    250,000
March 31, 2006                                                      $ 10,750,000
June 30, 2006                                                       $    250,000
September 30, 2006                                                  $ 15,250,000
December 31, 2006                                                   $    250,000
March 31, 2007                                                      $ 15,250,000
June 30, 2007                                                       $    250,000
September 30, 2007                                                  $ 15,250,000
December 31, 2007                                                   $    250,000
March 31, 2008                                                      $ 17,750,000
June 30, 2008                                                       $    250,000
September 30, 2008                                                  $299,967,819

Any increase in any Tranche B Term Loan Lender's Tranche B Term Loan pursuant to subsection 2.8(b) shall increase the amount of the final installment thereof.

              SECTION 5. REPAYMENT, CONTINUATIONS AND CONVERSIONS

            5.1. Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of: (i) each Revolving Credit Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender, on the Scheduled Revolving Credit Commitment Termination Date (or such earlier date on which the applicable Revolving Credit Loans become due and payable pursuant to Section 12) and (ii) each Tranche A Term Loan Lender or Tranche B Term Loan Lender, such Lender's Ratable Portion of the amounts specified in subsection 3.2 or 4.2 (or, if less, the aggregate amount of the Tranche A Term Loan or Tranche B Term Loan of such Lender as applicable then outstanding), on the dates specified in subsection 3.2 or 4.2 (or such earlier date on which such Loans become due and payable pursuant to Section 12). The Borrower hereby further agrees to pay interest on the unpaid principal amount of its Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 7.1.

            (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (b) The Administrative Agent shall maintain the Register pursuant to subsection 15.6(c), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

            (c) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 5.1(c) shall, to the extent permitted by applicable law and absent manifest error, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans owing to such Lender in accordance with the terms of this Agreement.

            (d) The Borrower agrees that, upon request to the Administrative Agent by any applicable Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Loans of such Lender to the Borrower.

            5.2. Optional Prepayments. (a) The Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and the Types and classes of Loans to be prepaid. Upon receipt of any such notice the Administrative Agent shall promptly notify each applicable Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of prepayments of the Eurodollar Loans only, accrued interest to such date on the amount prepaid.

            (a) Optional prepayments of the Term Loans shall be applied first, to the Tranche A Term Loans and second, to the Tranche B Term Loans, in each case to the next four installments thereof (to be applied to such installments as directed by the Borrower), with any remainder being applied to the subsequent installments thereof ratably in accordance with the then outstanding amounts thereof. Amounts prepaid on account of any Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of at least $500,000 and integral multiples of $100,000 in excess thereof and shall include any amounts due in respect thereof under subsection 7.8.

            5.3. Mandatory Prepayments and Commitment Reductions. Subsequent to the Closing Date, if Holdings or any of its Subsidiaries shall issue any Capital Stock (other than Capital Stock of Holdings purchased by management in connection with incentive plans and common stock of Holdings purchased by Persons that are holders of common stock of Holdings as of the Closing Date and their respective Affiliates) or incur any Indebtedness (other than any Indebtedness permitted pursuant to subsection 11.2 (other than paragraph (n) thereof) or 14.6), on the date of such issuance or incurrence, the Borrower shall prepay the Term Loans, shall cash collateralize an amount of the Assumed Letters of Credit and shall reduce the Revolving Credit Commitments in an aggregate amount equal to 75% (in the case of Capital Stock) or 100% (in the case of Indebtedness) of the Net Cash Proceeds thereof as set forth in paragraph
(d) of this subsection.

            (a) If Holdings or any of its Subsidiaries shall consummate any Asset Sale, on the date of consummation of such Asset Sale, the Borrower shall prepay the Term Loans, shall cash collateralize an amount of the Assumed Letters of Credit and shall reduce the Revolving Credit Commitments in an aggregate amount equal to 100% of the Net Cash Proceeds thereof as set forth in paragraph
(d) of this subsection.

            (b) If for any fiscal year, commencing with the fiscal year ending December 31, 2003, there shall be Excess Cash Flow, the Borrower shall prepay the Term Loans, shall cash collateralize an amount of the Assumed Letters of Credit and shall reduce the Revolving Credit Commitments in an

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

amount equal to the lesser of (i) 75% of such Excess Cash Flow (or Equivalent Amount thereof, as the case may be) and (ii) the amount of cash and Cash Equivalents on hand at Holdings and its Subsidiaries as at December 31 of such fiscal year in excess of $87,500,000, as set forth in paragraph (d) of this subsection. Each such prepayment, cash collateralization and commitment reduction shall be made on or before the date which is seven (7) Business Days after the earlier of (A) the date on which the financial statements referred to in subsection 10.1(a) are required to be delivered to the Lenders and (B) the date on which said financial statements are actually delivered.

            (c) Amounts to be applied in connection with prepayments and commitment reductions pursuant to subsection 5.3 shall be applied (i) first, to the Tranche A Term Loans, to the installments thereof ratably in accordance with the then outstanding amounts thereof, (ii) second, to the Tranche B Term Loans, to the installments thereof ratably in accordance with the then outstanding amounts thereof, (iii) third, to cash collateralize the Assumed Letters of Credit, (iv) fourth, to the permanent reduction of the Revolving Credit Commitments and (v) subject to clauses (i) through (iv), first to Base Rate Loans and second, pro rata, to Eurodollar Loans.

            (d) If at any time Holdings or any Subsidiary shall receive any cash proceeds of any casualty or condemnation in excess of the Equivalent Amount of $10,000,000 pursuant to subsection 11.6(c), such proceeds shall be deposited with the Collateral Agent who shall hold such proceeds in a cash collateral account reasonably satisfactory to it. From time to time upon request, the Collateral Agent will release such proceeds to Holdings or such Subsidiary, as necessary, to pay for replacement or rebuilding of the assets lost or condemned or to otherwise acquire assets useful in the business. If such proceeds are not so applied within eighteen months (subject to reasonable extension for force majeure or weather delays) (or such earlier date as may be necessary to eliminate any obligation on the part of Holdings or any of its Subsidiaries to prepay or cash collateralize Indebtedness other than Indebtedness hereunder) following the condemnation or casualty or if the Borrower fails to notify the Collateral Agent in writing on or before 180 days after such casualty or condemnation that the Borrower shall commence the replacement or rebuilding of such asset (or shall otherwise reinvest such proceeds), then, in either case, the Collateral Agent may treat any amounts in the cash collateral account as Net Cash Proceeds of an Asset Sale in accordance with subsection 5.3(b).

            (e) The provisions of this subsection 5.3 shall not be in derogation of any other covenant or obligation of Holdings and its Subsidiaries under the Loan Documents and shall not be construed as a waiver of, or a consent to departure from, any such covenant or obligation.

            (f) Notwithstanding the foregoing provisions of this subsection 5.3, if at any time the mandatory prepayment of any Term Loans pursuant to this Agreement would result, after giving effect to the procedures set forth in this Agreement, in the Borrower incurring costs as a result of Eurodollar Loans ("Affected Eurodollar Loans") being prepaid other than on the last day of an Interest Period applicable thereto, which costs are required to be paid pursuant to subsection 7.8, then, the Borrower may, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect to the Affected Eurodollar Loans with the Collateral Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower to make such mandatory prepayment pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Collateral Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Term Loan that is a Eurodollar Loan (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Term Loan equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence.

            5.4. Conversion and Continuation Options. Subject to the terms and conditions hereof, the Borrower may elect from time to time to convert its Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three (3) Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Term Loan Lender or Revolving Credit Lender, as the case may be, thereof. All or any part of outstanding Base Rate Loans may be converted as provided herein, provided that
(i) no Base Rate Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders under the relevant Facility have determined that such a conversion is not appropriate and (ii) any such conversion may only be made if, after giving effect thereto, subsection 5.5 shall not have been contravened.

            (a) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders under the relevant Facility have determined that such a continuation is not appropriate or (ii) if, after giving effect thereto, subsection 5.5 would be contravened and provided, further, that if (x) the Borrower shall fail to give any required notice as described above in this paragraph or (y) such continuation is not permitted pursuant to the preceding proviso, such Eurodollar Loans shall be automatically continued as Eurodollar Loans with a new Interest Period of one (1) month (or, in the case of clause (y) above, converted to Base Rate Loans) on the last day of such then expiring Interest Period.

            (b) Subject to the terms and conditions hereof, the Borrower may elect from time to time to convert its Eurodollar Loans to Base Rate Loans, by giving the Administrative Agent at least two (2) Business Days' prior irrevocable notice of such election, provided that, unless the Borrower elects to deposit with the Administrative Agent the amount of any breakage costs and other Eurodollar Loan related costs to be incurred by the Borrower under this Agreement with respect to the prepayment or conversion of such Eurodollar Loan prior to the end of an Interest Period, any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto.

            (c) For greater certainty, the conversion of any Loan to another Type of Loan, as provided in this subsection 5.4, shall not constitute a repayment of amounts owing under the Loans under this Agreement nor a new advance of funds hereunder.

            5.5. Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be in a minimum amount of $5,000,000 and so that there shall not be more than ten (10) Eurodollar Tranches at any one time outstanding.

                 SECTION 6. GENERAL LETTER OF CREDIT PROVISIONS

            6.1. Obligations Absolute. The Borrower's obligations under this Agreement in respect of Letters of Credit issued for its account shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any other Person may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's obligations under this Agreement in respect of Letters of Credit issued for its account shall not be affected by, among other things, the enforceability, validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be unenforceable, invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, except for errors or omissions caused by the Issuing Lender's gross negligence or wilful misconduct. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or wilful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or wilful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, including, without limitation, Article V thereof or the standards of care specified in the laws of the jurisdiction of the Issuing Lender's issuing office, as applicable, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

            6.2. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

            6.3. Letter of Credit Applications. To the extent that any provision of any Letter of Credit Application, including any reimbursement provision contained therein, related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail.

            6.4. Cash Collateralization of Letters of Credit. Upon termination of the Revolving Credit Commitments, the Revolving Letters of Credit then existing which have been fully cash collateralized to the satisfaction of the Issuing Lender shall no longer be considered outstanding hereunder, and any Participating Interest heretofore granted to any Revolving Credit Lender by the Issuing Lender shall be deemed terminated; provided that letter of credit commissions and fees payable pursuant hereto shall continue to accrue to the Issuing Lender with respect to the applicable Revolving Letters of Credit until the expiry thereof.

                      SECTION 7. OTHER GENERAL PROVISIONS

            7.1. Interest Rates and Payment Dates. Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

            (a) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

            (b) Upon the occurrence and during the continuance of any Event of Default specified in subsection 12(a), the Loans and any overdue amounts hereunder shall bear interest at a rate per annum which is (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% per annum or (y) in the case of overdue interest, commitment fee, or other amount, the rate described in paragraph (b) of this subsection 7.1 plus 2% per annum.

            (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

            7.2. Computation of Interest and Fees. Interest on Loans, fees, interest on overdue interest, and other amounts payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- or 366-day year, in each case, for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Revolving Credit Lenders or the applicable Term Loan Lenders, as the case may be, of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurodollar Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Revolving Credit Lenders or the applicable Term Loan Lenders, as the case may be, of the effective date and the amount of each such change in interest rate.

            (a) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the applicable Lenders and the other parties hereto in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 7.1(a) or (b).

            (b) If any provision of any Loan Document would oblige the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of interest at a criminal rate (as such terms are construed under the applicable Requirement of Law), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

                  (i) firstly, by reducing the amount or rate of interest
            required to be paid to the affected Lender under subsection 7.1; and

                  (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of any applicable Requirement of Law.

            7.3. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which
            determination, absent manifest error, shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from holders of a majority of the Loans subject to such Interest Period that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, by an amount which such Lenders deem material, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the applicable Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the Interest Periods therefor, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent agrees to do when the circumstances that prompted the delivery of such notice no longer exist), no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

            7.4. Pro Rata Treatment and Payments. (a) Each borrowing, conversion or continuation pursuant to subsection 5.4, of Loans by the Borrower from the applicable Lenders and any reduction of the Commitments of the Lenders hereunder shall be made pro rata, according to the respective principal amounts of such Loans held by the Lenders or the respective Commitments of the Lenders, as the case may be.

            (b) Whenever (i) any payment received by the Administrative Agent under this Agreement or any Note or (ii) any other amounts received by the Administrative Agent for or on behalf of the Borrower (including, without limitation, proceeds of collateral or payments under any guarantee) is insufficient to pay in full all amounts then due and payable to the Agents and the applicable Lenders under this Agreement and any Note and the other Loan Documents, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the applicable Lenders in the following order: First, to the payment of fees and expenses due and payable to the Agents under and in connection with this Agreement and the other Loan Documents; Second, to the payment in full of all other First Priority Obligations, ratably among the Senior Lenders in accordance with the aggregate amount of such payments owed to such Senior Lenders; and Third, to the payment in full of all Second Priority Obligations, ratably among the Junior Lenders in accordance with the aggregate amount of such payments owed to such Junior Lenders.

            (c) If any Lender (a "Non-Funding Lender") has (x) failed to make a Loan or otherwise to make a payment as required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such Loan or payment or (y) given notice to the Borrower or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any such Loan or payment, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or otherwise, any payment made on account of the principal of such Loans outstanding shall be made as follows:

            (i) in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the applicable Commitments and to satisfy any applicable conditions precedent to such reborrowing, such payment shall be made on account of the outstanding applicable Loans held by the applicable Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the applicable Loan of such Lenders;

            (ii) otherwise, such payment shall be made on account of the outstanding applicable Loans held by the applicable Lenders, pro rata according to the respective outstanding principal amounts of such Loans; and

            (iii) any payment made on account of interest on such Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on such Loans.

The Borrower agrees to give the Administrative Agent such assistance in making any determination pursuant to this paragraph as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the applicable Lenders.

            (d) All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the applicable Lenders at the Administrative Agent's office listed in subsection 15.2, in the currency in which such amounts are denominated and in immediately available funds. The Administrative Agent shall promptly distribute such payments in accordance with the provisions of subsections 7.4(b) and (c) promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension), unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

            (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its relevant Ratable Portion of the applicable Loans on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Base Rate during such period, times (ii) the amount of such Lender's relevant Ratable Portion of such Loans, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's relevant Ratable Portion of such Loans shall have become immediately available to the Administrative Agent and the denominator of which is 365/366 or 360, as applicable. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's relevant Ratable Portion of such Loans is not in fact made available to the Administrative Agent by such Lender within three (3) Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans (or, if a Base Rate is not available, a Eurodollar Rate with an Interest Period of one day), on demand, from the Borrower. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

            7.5. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans, as applicable, shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law; provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such a designation would allow such Lender or its lending office to continue to perform its obligations to make Eurodollar Loans. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 7.8. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans, as applicable, shall be reinstated.

            If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify (in any event no later than ninety (90) days after such Lender becomes entitled to make such claim) the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled.

            7.6. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Eurodollar Loan, any Note, any Letter of Credit or Letter of Credit Application or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by subsection 7.7 and the establishment of a tax based on the net income of such Lender or changes in the rate of tax on the net income of such Lender);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (including, without limitation, letters of credit or bankers acceptances) by, or any other acquisition of funds by, any office of such Lender; or

            (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to increase the cost to such Lender, by an amount which such Lender deems to be material, of issuing or maintaining any Letter of Credit or participation therein or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided, in respect of Eurodollar Loans that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow the Lender or its Eurodollar Loan lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans or and avoid the need for, or materially reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify (in any event no later than ninety (90) days after such Lender becomes entitled to make such claim) the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. If the Borrower so notifies the Administrative Agent within five (5) Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this subsection 7.6, the Borrower may convert all Eurodollar Loans of such Lender then outstanding into Base Rate Loans if a Base Rate option is available in accordance with subsection 5.4 and, additionally, reimburse such Lender for any cost in accordance with subsection 7.8. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for nine (9) months following such termination and repayment.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a prompt written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than four months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such four-month period shall be extended to include the period of such retroactive effect. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for nine (9) months following such termination and repayment.

            7.7. Taxes. (a) Except as provided below in this subsection, all payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent, any Lender, the Issuing Lender or any Participant as a result of a present or former connection between such Agent, such Lender, the Issuing Lender or such Participant and the jurisdiction imposing such taxes or any political subdivision thereof (other than any such connection arising solely from such Agent, such Lender, the Issuing Lender or such Participant having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any other Loan Documents) and (ii) any United States withholding taxes payable with respect to payments under this Agreement or the Notes under laws (including any governing statute, treaty or regulation) in effect on the Closing Date (or (x) in the case of an Assignee, the date of the

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

Assignment and Acceptance and (y) in the case of a Participant, the date of the related purchase) applicable to any Lender, the Issuing Lender, any Agent, or any Participant, as the case may be. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Agent, any Lender or the Issuing Lender hereunder or under any Notes, the amounts so payable to such Agent, such Lender or the Issuing Lender shall be increased to the extent necessary to yield to such Agent, such Lender or the Issuing Lender (after deduction for all Non-Excluded Taxes) an amount equal to the sum it would have received had no such deductions been made, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Agent, any Lender, or the Issuing Lender if such Agent, such Lender, or the Issuing Lender fails to comply with the requirements of paragraph (b) of this subsection 7.7 (other than if such failure is due to a change in governing statute, treaty, or regulation occurring subsequent to the date on which a form or certification originally was required to be provided pursuant to paragraph (b) of this subsection 7.7) or if such Agent, such Lender, or the Issuing Lender fails to comply with the requirements of paragraphs (c) or (d) of this subsection 7.7. Whenever any Non-Excluded Taxes are payable by the Borrower, reasonably promptly thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender or the Issuing Lender, as the case may be, the original or a certified copy of an official receipt, if any, received by the Borrower or such other document acceptable to such Agent, such Lender, or the Issuing Lender showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Lenders, and the Issuing Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, any Lender, or the Issuing Lender as a result of any such failure; provided, however, that for any period with respect to which any Lender, the Issuing Lender, or any Agent fails to comply with the requirements of paragraph (b) of this subsection 7.7 (other than if such failure is due to a change in governing statute, treaty, or regulation occurring subsequent to the date on which a form or certification originally was required to be provided pursuant to paragraph (b) of this subsection 7.7), such Lender, the Issuing Lender or such Agent shall not be entitled to indemnification under this paragraph (a) of this subsection 7.7. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine (9) months thereafter.

            (b) Each Non-U.S. Lender and each U.S. Lender shall:

                  (ii) in the case of a Non-U.S. Lender, on or before the date of any payment under this Agreement or any Notes to such Non-U.S. Lender, deliver to the Borrower and the Administrative Agent two properly completed copies of United States Internal Revenue Service Form W-8BEN (certifying to its entitlement to treaty benefits) or W-8ECI (certifying that the income received is effectively connected with a U.S. trade or business), or successor applicable form, as the case may be, (A) certifying that all payments that it is entitled to receive under this Agreement, any Notes, and any Loan Document may be made without any deduction or withholding of any United States federal income taxes and (B) certifying that it is entitled to an exemption from United States backup withholding tax (to the extent that such Non-U.S. Lender receives fees that are not interest income, separate Forms W-8BEN and W-8ECI shall be provided for such amounts at the written request of the Borrower) or, in the case of a U.S. Lender other than (I) a U.S. Lender that may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii) or (II) a U.S. Lender that is a Pre-Petition Lender, on or before the date of any payment under this Agreement or any Notes to such U.S. Lender, deliver to the Borrower and the Administrative Agent two properly completed copies of United States Internal Revenue Service Form W-9, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax;

                  (x) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and upon the written request of the Borrower; and

                  (y) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                  (ii) in the case of any Non-U.S. Lender that is not a "bank"
            within the meaning of Section 881(c)(3)(A) of the Code, such Non-U.S. Lender, in lieu of complying with subparagraph (i) of this paragraph (b) with respect to interest payments received by such Non-U.S. Lender, may, (x) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (y) deliver to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, (A) a certificate stating that such Non-U.S. Lender (1) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (2) is not a "10-percent shareholder" within the meaning of Sections 881(c)(3)(B) and 871(h)(3)(B) of the Code and (3) is not a "controlled foreign corporation" receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (any such certificate a "U.S. Tax Compliance Certificate") and (B) two duly completed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, certifying to such Non-U.S. Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Sections 881(c) or 871(h) of the Code with respect to interest payments to be made under this Agreement, any Notes and any Loan Document (and to deliver to the Borrower and the Administrative Agent two further copies of Form W-8BEN on or before the date it expires or becomes obsolete, after the occurrence of any event requiring a change in the most recently provided form, and upon the written request of the Borrower, and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (z) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Non-U.S. Lender to an exemption from withholding with respect to interest payments under this Agreement, any Notes, and any Loan Document; or

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender, an Issuing Lender or an Agent hereunder which renders all such forms and certificates inapplicable or which would prevent such Lender, the Issuing Lender, or such Agent from duly completing and delivering any such form or certificate with respect to it and such Lender, the Issuing Lender, or such Agent so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender, an Issuing Lender, an Agent or a Participant pursuant to subsection 15.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection; provided that in the case of a Participant the obligations of such Participant pursuant to this paragraph (b) shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

            (c) Each Lender, the Issuing Lender, and each Agent shall, upon request by the Borrower, deliver to the Borrower or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by the Borrower under this Agreement, any Notes, or any Loan Document may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of any jurisdiction, provided that such Lender, the Issuing Lender, or such Agent is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender, the Issuing Lender, or such Agent.

            (d) If any Lender, the Issuing Lender, or any Agent becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify in writing (in any event no later than ninety (90) days after such Lender, the Issuing Lender or any Agent becomes entitled to make such claim) the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled in accordance with clause (a) of this subsection. Any Lender, the Issuing Lender, and any Agent claiming any additional amounts payable pursuant to this subsection 7.7 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its principal office or its applicable lending office, if the making of such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and such Lender, the Issuing Lender, or such Agent in its reasonable discretion would not otherwise be disadvantaged.

            (e) In the event that any Agent, any Lender, or the Issuing Lender receives a refund or credit in respect of Non-Excluded Taxes paid by the Borrower, such Agent, such Lender, or the Issuing Lender shall, to the extent it can do so without jeopardizing its right to such refund or credit, pay over to the relevant Borrower an amount that would leave such Agent, such Lender, or the Issuing Lender in the same position as if no such Non-Excluded Taxes had been imposed. Nothing contained in this paragraph shall interfere with the right of such Agent, such Lender, or the Issuing Lender to arrange its tax affairs in whatever manner it thinks fit, nor to disclose any information relating to its tax affairs or any computations in respect thereof or to do anything that would prejudice its ability to benefit from any other credits, relief, remissions or repayments to which it may be entitled.

            7.8. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense (but excluding loss of margin) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to a Lender under this subsection
7.8 shall be made as though such Lender had actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each applicable Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 7.8. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine (9) months thereafter.

            7.9. Replacement of Lender. If at any time (a) the Borrower becomes obligated to pay additional amounts described in subsections 7.5, 7.6 or 7.7 as a result of any condition described in such subsections or any Lender ceases to make Eurodollar Loans pursuant to subsection 7.5, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers, (c) any Lender becomes a "Nonconsenting Lender" (as defined below in this subsection 7.9) or (d) any Lender becomes a "Non-Funding Lender", then the Borrower may, on ten (10) Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to subsection 15.6(c) all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and acceptable to the Administrative Agent for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and other amounts payable hereunder; provided that (i) the Borrower shall have no right to replace the Administrative Agent, (ii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such entity, (iii) in the event of a replacement of a Nonconsenting Lender or a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 7.9, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or (B) the Lender shall have demanded payment of additional amounts under one of the subsections described in clause
(a) of this subsection 7.9, as the case may be, and (iv) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 7.9, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of subsection
15.1 and (z) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Nonconsenting Lender." The Borrower's right to replace a Non-Funding Lender pursuant to this subsection 7.9 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Borrower against such Non-Funding Lender under this Agreement, at law, in equity, or by statute.

                   SECTION 8. REPRESENTATIONS AND WARRANTIES

            To induce the Agents and the Lenders to enter into this Agreement and to make their respective Loans and to issue and participate in Letters of Credit, Holdings, and the Borrower hereby represent and warrant to the Agents and each Lender that:

            8.1. Financial Condition. The audited consolidated financial statements of the Borrower and its Subsidiaries, dated December 31, 2001, copies of which have been furnished to the Administrative Agent, have been prepared using accounting methods, procedures and policies which, except as set forth in
Schedule 8.1, are in accordance with GAAP and present fairly in all material respects the financial positions of the Borrower and its Subsidiaries on a consolidated basis as at the date thereof and the results of operations and cash flows for the period then ended.

            (b) The unaudited consolidated financial statements of the Borrower and its Subsidiaries, dated September 30, 2002, copies of which have been furnished to the Administrative Agent, have been prepared using accounting methods, procedures and policies which, except as set forth in Schedule 8.1, are in accordance with GAAP (except as disclosed therein) and present fairly in all material respects the financial positions of the Borrower and its Subsidiaries on a consolidated basis as at the date thereof and the results of operations and cash flows for the period then ended (subject to normal year-end audit adjustments).

            (c) The pro forma balance sheet of the Borrower and its Subsidiaries (the "Pro Forma Balance Sheet"), certified by a Responsible Officer of the Borrower, copies of which have been heretofore furnished to the Administrative Agent, is, to the best knowledge of the Borrower, the unaudited consolidated balance sheet of the Borrower as at September 30, 2002, adjusted to give effect to (i) the consummation of the Reorganization Plan and (ii) the other transactions contemplated hereby. The Pro Forma Balance Sheet was prepared based on good faith assumptions and are based on the best information available to the Borrower as of the date of delivery thereof, and reflect on a pro forma basis, in all material respects, the financial position of the Borrower and its Subsidiaries as at the Closing Date.

            8.2. No Change. Since September 30, 2002 there has been no Material Adverse Change other than those changes that customarily occur as a result of events and circumstances leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Cases (including, without limitation, those reflected in the financial projections heretofore made available to the Lenders).

            8.3. Corporate Existence; Compliance with Law. Holdings and each of its Subsidiaries (a) is duly organized or formed and validly existing or subsisting under the laws of the jurisdiction of its organization, incorporation or formation, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is in good standing in the jurisdiction of its organization, incorporation or formation and duly qualified and in good standing under the laws of each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent in each case that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Affect.

            8.4. Corporate Power; Authorization; Enforceable Obligations. Each Credit Party has the power and authority, and the legal right, to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party and, with respect to the Borrower, to borrow hereunder. Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, including the borrowings on the terms and conditions of and the granting of any security interests under this Agreement and the other Loan Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under this Agreement or with the execution, delivery, performance, validity or enforceability of, or the granting of any security interests under, this Agreement, the Notes or the other Loan Documents to which any Credit Party is a party, except for (i) those set forth on Schedule 8.4, each of which have been or will be made or taken and are or will be in full force and effect, (ii) consents under immaterial Contractual Obligations or
(iii) those referred to subsection 8.18. This Agreement, the Notes and each of the other Loan Documents has been duly executed and delivered on behalf of each Credit Party party thereto. This Agreement, the Notes and each of the other Loan Documents constitutes a legal, valid and binding obligation of the Credit Party party thereto enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            8.5. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and thereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of any Credit Party or of any of their Subsidiaries.

            8.6. No Material Litigation. Except as set forth in Schedule 8.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any of the Credit Parties or any of their Subsidiaries or against any of their respective properties or revenues (a) with respect to this Agreement, the other Loan Documents, or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

            8.7. No Default. None of the Credit Parties or any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            8.8. Ownership of Property; Liens. Each of the Credit Parties and their Subsidiaries has good and valid title in fee simple (or the substantial equivalent thereof) to, or a valid leasehold interest in, as applicable, all its material real and immovable property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 11.3. Such real and other properties comprise all of the material properties the use of which is necessary for the conduct of Holdings' and its Subsidiaries' business as presently conducted and as proposed to be conducted by it. As of the Closing Date, the Fee Properties as listed on Part I of Schedule 8.18 constitute all the material real and immovable properties owned by Holdings or its Subsidiaries, and the Leased Properties as listed on Part II of Schedule 8.18 constitute all of the material real and immovable properties leased by Holdings or its Subsidiaries.

            8.9. Intellectual Property. Each of the Credit Parties and their Subsidiaries owns, or is validly licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those of which the failure to own or license could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the knowledge of the Borrower and Holdings, and except as set forth on Schedule 8.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor do the Credit Parties know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Credit Parties and their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            8.10. Taxes. Except as set forth on Schedule 8.10, each of the Credit Parties and their Subsidiaries has filed or caused to be filed all federal and all other material tax returns which, to the knowledge of the Credit Parties, are required to be filed and has paid all taxes shown to be due and payable on said returns and all other material taxes, assessments, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) any such taxes, assessments, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Credit Parties or their Subsidiaries, as the case may be, (ii) taxes, assessments, fees or other charges imposed by any Governmental Authority, other than income taxes imposed by any Governmental Authority, with respect to which the failure to make payments could not, by reason of the amount thereof or of remedies available to such Governmental Authorities, reasonably be expected to have a Material Adverse Effect, and (iii) taxes, assessments, fees or other charges covered by indemnities from third parties that are reasonably expected to be collectible); and, to the knowledge of the Credit Parties, no claim is being asserted with respect to any such tax, fee or other charge other than those being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Credit Parties or their Subsidiaries, as the case may be.

            8.11. US Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations T, U or X as now and from time to time hereafter in effect or for any purpose which violates the provisions of the regulations of the Board. If requested by any US Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or G-3 referred to in Regulation U.

            8.12. ERISA. Except where the liability which could reasonably be expected to result, individually or in the aggregate, has not had or could not reasonably be expected to have a Material Adverse Effect: (i) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan; (ii) each Plan (other than a Multiemployer Plan) has complied in all material respects with the applicable provisions of ERISA and the Code; (iii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen and remains outstanding, during such five-year period; (iv) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which could reasonably be expected to have a Material Adverse Effect; (v) none of the Credit Parties nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the knowledge of the Credit Parties, no such complete or partial withdrawal is expected to occur which would cause any of the Credit Parties or any Commonly Controlled Entity to become subject to any liability under ERISA; and (vi) no such Multiemployer Plan is in Reorganization or Insolvent.

            8.13. Non-US Benefit and Pension Plans. Except as could not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries are in compliance in all material respects with the laws, regulations and terms applicable to them in respect of all pension and employee benefit plans of, or maintain, for the benefit of employees of, the Foreign Subsidiaries of the Borrower.

            8.14. Investment Company Act; Other Regulations. Neither Holdings nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is subject to regulation under any Requirement of Law which limits its ability to incur Indebtedness (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law)).

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            8.15. Subsidiaries, Etc. As of the Closing Date, the only
Subsidiaries of Holdings, and the only Person in which Holdings or any of its Subsidiaries has an interest are those listed on Schedule 8.15. As of the date hereof, Holdings owns the percentage of the Capital Stock or other evidences of the ownership of each Person listed on Schedule 8.15 as set forth on such Schedule. As of the date hereof, no such Subsidiary has issued any securities convertible into shares of its Capital Stock to any Person other than Holdings or its Subsidiaries, and the outstanding stock and securities (or other evidence of ownership) of such Persons owned by Holdings and its Subsidiaries are so owned free and clear of all Liens, warrants, options or rights of others of any kind except as permitted by subsection 11.3 or subsection 11.6.

            8.16. Environmental Matters. After taking into account environmental indemnities from third parties reasonably expected to be collectible:

            (a) The facilities and properties owned, leased or operated by Holdings or any of its Subsidiaries (the "Properties") do not contain, and, to the knowledge of the Borrower and Holdings, have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under such conditions which (i) constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, (ii) could materially and adversely interfere with the continued operation of the Properties, or (iii) materially impair the fair saleable value thereof except in each case insofar as such violation, liability, interference, or reduction in fair market value, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

            (b) The business of Holdings and its Subsidiaries, the Properties and all operations at the Properties are, and to the knowledge of the Borrower and Holdings have been, in compliance in all material respects with all applicable Environmental Laws except for noncompliance which could not reasonably be expected to have a Material Adverse Effect.

            (c) Neither Holdings nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business of Holdings and its Subsidiaries, nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to have a Material Adverse Effect.

            (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law in effect at the time of the making of this representation except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower or Holdings, threatened, under any Environmental Law to which Holdings or any Subsidiary is or will be named as a party with respect to the Properties or the business of Holdings and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the business of Holdings and its Subsidiaries except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

            (f) There has been no release or, to the knowledge of the Borrower and Holdings, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings or any Subsidiary in connection with the Properties or otherwise in connection with the business of Holdings and its Subsidiaries, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws in effect at the time of making this representation except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

            8.17. Disclosure. No information, financial statement, report, certificate or other document prepared or furnished by or on behalf of any Credit Party to any Agent or any Lender in connection with this Agreement or any other Loan Document (but excluding all projections and pro forma financial statements which shall have been prepared in good faith and based upon reasonable assumptions at the time made) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not materially misleading. As of the Closing Date, there is no fact known to the Borrower or Holdings (other than general economic conditions, which conditions are commonly known and affect businesses generally) which has, or which could reasonably be expected to have, in the reasonable judgment of such Credit Party, a Material Adverse Effect.

            8.18. Guarantee and Collateral Agreement; Mortgages. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Pledged Securities described therein and proceeds thereof and all actions have been taken to cause the Liens created by the Guarantee and Collateral Agreement to constitute a fully perfected Lien on, and security interest in, all right, title and interest of Holdings, and its Domestic Subsidiaries, respectively, in such Pledged Securities described therein and in proceeds thereof superior in right to any other Person other than Liens permitted hereby.

            (b) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the collateral described therein and proceeds thereof, and the Liens created by the Guarantee and Collateral Agreement constitute fully perfected Liens on, and security interests in, all right, title and interest of Holdings, and its Domestic Subsidiaries in such collateral and the proceeds thereof superior in right to any other Person other than Liens permitted hereby.

            (c) As of the Closing Date, the properties listed on Part I of
Schedule 8.18 constitute all material real properties owned by Holdings or any of its Subsidiaries. The Mortgages are each effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the properties described therein owned by the Borrower and its Domestic Subsidiaries and proceeds thereof, subject to obtaining necessary consents and, the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and its Domestic Subsidiaries in the Mortgaged Properties and the proceeds thereof, superior in right to any other Person other than Liens permitted hereby.

            (d) Each other Loan Document to which any Credit Party is a party and which purports to grant a Lien on any property of such Credit Party to secure the applicable Obligations is effective to create in favor of the Administrative Agent, for the benefit of the applicable Lenders, a legal, valid and enforceable security interest in the respective collateral described therein and proceeds thereof, and when appropriate filings and notices have been taken or given, the Liens created by such Loan Document shall constitute fully perfected Liens on, and security interests in, all right, title and interest of

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

such Credit Party in such collateral and the proceeds thereof superior in right to any other Person other than Liens permitted hereby.

            8.19. Solvency. Each of Holdings and the Borrower is, individually and together with its Subsidiaries, Solvent.

            8.20. No Fees. Neither Holdings nor any Subsidiary is under any obligation to pay any broker's fees, finder's fee, commission, transaction fee or expenses, other than customary professional fees and expenses, in connection with the transactions contemplated by this Agreement other than fees and expenses listed on Schedule 8.20.

            8.21. Insurance. The insurance maintained by or reserved against on the books of Holdings, the Borrower and their respective Subsidiaries is sufficient to protect Holdings and its Subsidiaries against such risks as are usually insured against in the same general area by Persons engaged in the same or similar business. None of the Credit Parties or any of their Subsidiaries is in material default under any provisions of any such policy of insurance or has received notice of cancellation of any such insurance (other than in connection with the replacement of any such policy). None of the Credit Parties or any of their Subsidiaries has made any claims under any policy of insurance with respect to which the insurance carrier has denied liability, except as could not reasonably be expected to have a Material Adverse Effect.

                        SECTION 9. CONDITIONS PRECEDENT

            9.1. Conditions to Closing Date. The effectiveness of this Agreement is subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

            (a) Agreement; Guarantee and Collateral Agreement; Intercreditor Agreement. The Administrative Agent shall have received (i)(A) from Holdings and the Borrower, counterparts of this Agreement and (B) from each Lender, an Addendum in the form of Exhibit D, signed on behalf of such Lender, (ii) from Holdings, the Borrower and each relevant Subsidiary thereof, the Guarantee and Collateral Agreement or any other security documents reasonably satisfactory to the Administrative Agent, signed on behalf of each such Person and (iii) from Holdings, the Borrower, each relevant Subsidiary thereof, the Senior Agent and the Junior Agent, the Intercreditor Agreement, signed on behalf of each such Person.

            (b) Reduction of Certain Indebtedness. Indebtedness under the Pre-Petition Credit Agreement shall have been reduced by at least $50,000,000 in aggregate principal amount by (i) the conversion of such Indebtedness held by or on behalf of HMTF, other holders of Senior Subordinated Indebtedness and Trust Company of the West into preferred stock of Holdings and (ii) receipt by Holdings of cash in connection with a rights offering of Holdings' preferred stock to HMTF and such holders of Senior Subordinated Indebtedness, with the net proceeds thereof having been contributed to the Borrower as a capital contribution in order to prepay Indebtedness under the Pre-Petition Credit Agreement, in each case on reasonably satisfactory terms and conditions.

            (c) Treatment of Other Indebtedness. (i) All outstanding Senior Subordinated Indebtedness shall have been converted into common stock of Holdings, (ii) all outstanding Investor Loans (as defined in the Pre-Petition Credit Agreement) shall have been converted into common stock and junior preferred stock of Holdings, (iii) there shall not have been any cash payment on account of any junior securities of Holdings or its subsidiaries, or on account of the Borrower's obligations to DTI, after the Petition Date and prior to or upon consummation of the

      Reorganization Plan; and (iv) Holdings and its Subsidiaries shall not have outstanding any class of securities that provides for any payment in cash (whether by dividend, interest or otherwise) prior to the repayment in full of all amounts outstanding hereunder.

            (d) Fees. The Lenders, the Administrative Agent shall have received all fees required to be paid in connection herewith, and all expenses for which invoices have been presented (including the fees and expenses of legal counsel in connection with the DIP Credit Agreement and this Agreement), on or before the Closing Date.

            (e) Reorganization Plan. (i) The Bankruptcy Court shall have entered the Confirmation Order confirming the Reorganization Plan and authorizing the Credit Parties to enter into this Agreement and the other Loan Documents and consummate the transactions contemplated hereby and thereby;
      (ii) the Reorganization Plan, all modifications thereof, the Confirmation Order and all legal matters pertaining to the Credit Parties and their respective Subsidiaries under the Reorganization Plan and its confirmation and consummation shall be satisfactory to the Administrative Agent in its reasonable discretion; (iii) the Confirmation Order shall be a final, non-appealable order and shall not have been stayed, reversed, vacated or materially modified without the Administrative Agent's reasonable consent; and (iv) the Reorganization Plan, including the transactions contemplated thereby, shall have been consummated.

            (f) Consents. (i) All governmental and third party approvals necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with this Agreement, the transactions contemplated hereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and (ii) all applicable waiting periods shall have expired without any action being taken or threatened by any competent Governmental Authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated herein or the financing thereof.

            (g) Financial Statements. The Lenders shall have received the financial statements referred to in subsection 8.1(a) and (b).

            (h) Balance Sheet. The Lenders shall have received the Pro Forma Balance Sheet.

            (i) Projections. The Lenders shall have received projections for fiscal years of the Borrower and its Subsidiaries for the period from the Closing Date through the 2007 fiscal year of the Borrower, prepared on a pro forma basis giving effect to (i) the consummation of the Reorganization Plan and (ii) the other transactions contemplated hereby.

            (j) Opinions. The Lenders shall have received such legal opinions (including an opinion (A) from counsel to the Borrower and its Subsidiaries and (B) from such special and local counsel as may be reasonably required by the Administrative Agent), documents and other instruments as are customary for transactions of this type or as they may reasonably request.

            (k) DIP Credit Agreement; Pre-Petition Credit Agreement. All loans outstanding, interest thereon and other amounts due and payable under the DIP Credit Agreement and the Pre-Petition Credit Agreement and under each other agreement related thereto shall have been repaid in full (other than the Existing Letters of Credit, all of which shall be assumed under this Agreement as provided herein) and the commitments thereunder shall have been terminated in accordance with subsection 10.14.

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

            (l) Corporate Proceedings of the Credit Parties. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or duly authorized committee of each of Holdings, the Borrower and its applicable Subsidiaries authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (ii) the borrowings contemplated hereunder, certified by the Secretary, Assistant Secretary, or comparable officer of such Person as of the Closing Date, which resolutions and certificates shall be in form and substance reasonably satisfactory to the Administrative Agent.

            (m) Incumbency Certificates. The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary or comparable officer of each of Holdings, the Borrower and its applicable Subsidiaries, dated the Closing Date, as to the incumbency and signature of the officers of such Person executing this Agreement and any certificate or other document to be delivered by it pursuant hereto and thereto, together with evidence of the incumbency of such Secretary, Assistant Secretary, or comparable officer.

            (n) Perfection Certificate. The Administrative Agent shall have received a Perfection Certificate in the form of Exhibit B duly completed by Borrower and its Subsidiaries that are Credit Parties.

            (o) Closing Certificate. The Administrative Agent shall have received a Closing Certificate substantially in the form of Exhibit C hereto and dated the Closing Date, executed by a Responsible Officer of the Borrower and Holdings.

            (p) Environmental Audit. The Collateral Agent shall have received a Phase I Environmental Assessment with respect to the real properties of the Borrower and its Subsidiaries specified by the Collateral Agent.

            (q) Mortgages. (i) The Collateral Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

            (ii) If requested by the Collateral Agent, the Collateral Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

            9.2. Conditions to Each Loan. The agreement of each applicable Lender to make any Loan requested to be made by it on any date (including the Closing Date) or of the Issuing Lender to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by the Credit Parties and their Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made, or Letter of Credit requested to be issued, on such date.

            (c) Domestic Asset Coverage Ratio. On such date and after giving effect to the Loans requested to made, or Letters of Credit requested to be issued, the Domestic Asset Coverage Ratio shall exceed 1.15 to 1.0.

            (d) Maximum Cash on Hand. In the case of the making of any Revolving Credit Loan, on such date and after giving effect to such Loans (and the disbursement of the proceeds thereof), Holdings and its Subsidiaries shall have less than $20,000,000 in cash and Cash Equivalents.

            (e) Hedge Agreement Liabilities. The Borrower shall have furnished to the Administrative Agent written notice of the aggregate amount of Hedge Agreement Liabilities calculated in a manner reasonably satisfactory to the Administrative Agent.

            (f) Letter of Credit Application. With respect to the issuance of any Letter of Credit, the Issuing Lender shall have received a Letter of Credit Application, completed to its reasonable satisfaction and duly executed by a Responsible Officer; provided that if such Letter of Credit is being issued to support the repayment of any Indebtedness of any Subsidiary of the Borrower, such Subsidiary shall also execute such Letter of Credit Application and shall agree to be jointly and severally liable with the Borrower for any and all obligations arising under or in connection with such Letter of Credit or the Letter of Credit Application related thereto; provided that such Subsidiary shall not be required to execute such Letter of Credit Application and shall not be jointly and severally liable if such liability could reasonably be expected to result in any adverse tax liability under applicable Requirements of Law.

Each borrowing by the Borrower hereunder and issuance of any Letter of Credit shall constitute a representation and warranty by Holdings and the Borrower as of the date of such Loan or issuance, as the case may be, that the conditions contained in this subsection 9.2 have been satisfied.

                       SECTION 10. AFFIRMATIVE COVENANTS

            The Borrower and Holdings each hereby agrees that, so long as any Commitment remains in effect, any Loan remains outstanding and unpaid, any Letter of Credit is outstanding, or any other Obligations are owing to any Secured Party, the Borrower and Holdings shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

            10.1. Financial Statements. Furnish to each Lender:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated (and unaudited consolidating) balance sheet of the Borrower as at the end of such year and the consolidated (and unaudited consolidating) statements of income and retained earnings and consolidated statement of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

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

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three (3) quarterly periods of each fiscal year of the Borrower, the unaudited consolidating and consolidated balance sheet of the Borrower as at the end of such quarter and the related unaudited consolidating and consolidated statements of income and retained earnings and consolidated statement of cash flows of the Borrower for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form (i) the figures for the previous year and (ii) the figures set forth in the relevant budgets required to be delivered in accordance with subsection 10.2(c); and

            (c) as soon as available, but in any event not later than 45 days after the end of each month, the unaudited consolidated balance sheet of the Borrower as at the end of such month and the related unaudited consolidated statements of income and retained earnings and consolidated statement of cash flows of the Borrower for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form (i) the figures for the previous year and (ii) the figures set forth in the relevant budgets required to be delivered in accordance with subsection 10.2(c);

all such financial statements shall fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of such date and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

            10.2. Certificates; Other Information. Furnish to each Lender:

            (a) concurrently with the delivery of the financial statements referred to in subsection 10.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to the covenants contained in subsection 11.1, except as specified in such certificate.

            (b) concurrently with the delivery of the financial statements referred to in subsections 10.1(a) and 10.1(b), a certificate of a Responsible Officer (i) stating that, to such Responsible Officer's knowledge, each of Holdings and the Borrower and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, in all material respects, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) stating that all such financial statements fairly present in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein) and (iii) showing in detail the calculations supporting such statement in respect of subsections 11.1, 11.8 and 11.9;

            (c) as soon as available but not later than forty-five (45) days subsequent to the end of each fiscal year of the Borrower, a copy of the projections by Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year (set forth on a quarter-by-quarter basis for such fiscal year), such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared in good faith and based upon reasonable assumptions as of the date thereof;

            (d) within five (5) days after the same are filed, copies of all financial statements and reports which Holdings or any Subsidiary may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

            (e) concurrently with the delivery of the financial statements referred to in subsections 10.1(a) and 10.1(b), a listing of applications filed for the registration of any Copyright, Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof by any Credit Party, either by itself or through an agent, employee, licensee or designee, during the period covered by such financial statements;

            (f) concurrently with the delivery of the financial statements referred to in subsections 10.1(a) and 10.1(b), each Instrument or Chattel Paper (as each such term is defined in the Guarantee and Collateral Agreement) in excess of $1,000,000 not previously delivered to the Collateral Agent to be held pursuant to the Guarantee and Collateral Agreement;

            (g) concurrently with the delivery of the financial statements referred to in subsection 10.1(c), a letter from a Responsible Officer describing the business, operations and financial results of the Borrower and its Subsidiaries, which letter shall include a discussion of the liquidity of the Borrower and its Subsidiaries as of the date of such financial statements and a projection, prepared in good faith and based upon reasonable assumptions as of the date thereof, of the liquidity of the Borrower and its Subsidiaries as of the end of the month subsequent to the date of such financial statements; and

            (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

            10.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (i) such payment is not overdue by more than sixty (60) days or (ii) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or its Subsidiaries, as the case may be; provided that, notwithstanding the foregoing, Holdings and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the validity or amount of such claims.

            10.4. Conduct of Business and Maintenance of Existence.

            (a) Except as provided in subsection 11.5, continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except for any failure to preserve and maintain such privileges, rights or franchises that could not reasonably be expected to have a Material Adverse Effect.

            (b) Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            10.5. Maintenance of Property; Insurance. Keep all property (including the Mortgaged Properties) useful and necessary in its business in good working order and condition (ordinary wear and tear and casualty or condemnation excepted); maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business or as otherwise reasonably requested by the Administrative Agent; and furnish to each Lender, upon written request, full information as to the insurance carried, except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to materially adversely affect the value or usefulness of such property.

            10.6. Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in all material respects in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable advance notice at any reasonable time on any Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings and its Subsidiaries with officers and employees of Holdings and its Subsidiaries and with its independent certified public accountants; provided that the Administrative Agent or such Lender shall notify Borrower prior to any contact with such accountants and give Borrower the opportunity to participate in such discussions.

            10.7. Notices. Promptly give notice to the Administrative Agent and each Lender of:

            (a) the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of Holdings or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) the following events, if, individually or in the aggregate, the liability that could reasonably be expected to result would be material to Holdings and its Subsidiaries, taken as a whole: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Single Employer Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan;

            (d) the occurrence of any Material Adverse Change; and

            (e) the receipt by Holdings or any Subsidiary of any complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Laws or Materials of Environmental Concern or any other environmental matter including the occurrence of any spill, discharge or release in a quantity that is reportable under any Environmental Law on any Mortgaged Property or any other property owned, leased or utilized by Holdings or any Subsidiary of Holdings but only to the extent that such complaint, order, citation, notice or written communication individually or in the aggregate could reasonably be expected to result in Holdings and its Subsidiaries incurring material liability or a material obligation under any Environmental Law.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings or the applicable Commonly Controlled Entity proposes to take with respect thereto.

            10.8. Benefit and Pension Plans. The Borrower shall deliver to the Administrative Agent, if requested by the Administrative Agent, acting reasonably, promptly after the filing thereof with any applicable Governmental Authority, copies of any annual and other return, report or valuation with respect to each pension or benefit plan of, or for the benefit of any employees of, the Borrower or any of its Subsidiaries prepared by them or at their direction, and promptly after receipt thereof, a copy of any direction, notice or other communication in respect of any breach of any Requirement of Law, which would have the effect of increasing in any material respect for the Borrower and its Subsidiaries taken as a whole the funding obligation in respect of any such plan, or which could reasonably be expected to result in the imposition of any Lien on any of the properties or assets of the Borrower or any of its Subsidiaries, and any order or ruling that it may receive from any applicable Governmental Authority with respect to any such plan.

            10.9. Environmental Laws.

            (a) Comply with, and will use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and

            (b) Conduct and complete (or cause to be conducted and completed) all investigations, studies, sampling and testing, and all remedial, removal and other actions required by Environmental Laws and in a timely fashion comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

            10.10. Pledge of After Acquired Property. If at any time following the Closing Date the Borrower or any of its Domestic Subsidiaries shall acquire property with a monetary value on the date of such acquisition in excess of the Equivalent Amount of $1,000,000 in the aggregate, the Borrower and any such Domestic Subsidiary shall grant to the Collateral Agent for the benefit of the Secured Parties a first priority or first ranking Lien on and security interest in such property as collateral security for the Obligations pursuant to documentation reasonably satisfactory to the Collateral Agent and take such actions as the Collateral Agent shall reasonably require to ensure the priority and perfection of such Lien, provided that (i) only 66% of the voting Capital Stock of any direct Foreign Subsidiary of the Borrower or its Domestic Subsidiaries need be so pledged, (ii) with respect to real or immovable property, only fee owned real estate or immovable property in excess of $1,000,000 need be mortgaged (provided, however, that if such mortgage would be reasonably likely to result in any materially adverse liability (as determined by Holdings and agreed to by the Collateral Agent, which agreement shall not be unreasonably withheld), the property mortgaged pursuant hereto will be that property, if any, which can be pledged without incurring such liability), (iii) property subject to restrictions or limitations of the type permitted under subsection 11.14(a)(ii) or (iii) need not be so pledged and (iv) property as to which the Collateral Agent shall determine in its sole discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby need not be so pledged. With respect to any Mortgage required by this Section 10.10, if requested by the Collateral Agent, the Borrower or such Domestic Subsidiary shall provide the Secured Parties with
(x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate, (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (z) legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

            10.11. Pledge During Event of Default. At any time during the continuance of an Event of Default, upon the request of the Administrative Agent, grant to the Collateral Agent for the benefit of the Secured Parties a first priority or first ranking Lien on and security interest in any unencumbered property of the Borrower and its Subsidiaries of any nature whatsoever, as collateral security for the applicable Obligations, pursuant to documentation reasonably satisfactory to the Administrative Agent and take such actions as the Administrative Agent shall reasonably require to ensure the priority and perfection of such Lien, provided, however, that if the grant of such Lien would be reasonably likely to result in any adverse tax liability (as determined by Holdings and agreed to by the Administrative Agent), the property pledged pursuant hereto will be that property which can be pledged without incurring such liability; provided, further, that (i) except with respect to the Capital Stock of Viasystems Luxembourg S.a.r.l., only 66% of the voting Capital Stock of any direct Foreign Subsidiary of the Borrower or its Domestic Subsidiaries need be so pledged and (ii) no voting Capital Stock of any indirect Foreign Subsidiary of the Borrower and its Domestic Subsidiaries need be so pledged.

            10.12. Additional Subsidiaries. If, at any time after the date of this Agreement, the Borrower or any Domestic Subsidiary of the Borrower shall form any new Subsidiary, the Borrower or such Subsidiary, as the case may be, shall (i) if such Subsidiary is a Domestic Subsidiary of the Borrower, (x) cause such new Subsidiary to guarantee the Obligations and (y) pledge to the Administrative Agent all of the Capital Stock of such Subsidiary owned by the Borrower or any of its Subsidiaries to secure the relevant obligations under the Loan Documents and (ii) if such Subsidiary is a direct Foreign Subsidiary of the Borrower or its Domestic Subsidiaries, pledge 66% of the voting Capital Stock of such Subsidiary. Each pledge shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Administrative Agent.

            10.13. Intellectual Property. Upon request of the Administrative Agent, the Credit Parties shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Agent's security interest in any Copyright, Patent or Trademark or such Intellectual Property and the goodwill and general intangibles of such Credit Party relating thereto or represented thereby.

            10.14. Use of Proceeds. Use the Revolving Credit Commitments to refinance obligations of the Borrower under the DIP Credit Agreement and for general corporate purposes (including to finance the working capital needs) of the Borrower and its Subsidiaries. Use the Term Loans solely to refinance obligations of the Borrower under the Pre-Petition Credit Agreement.

            10.15. Change in Location, Names, etc. Neither the Borrower nor any Domestic Subsidiary will, except on not less than 15 days' prior written notice to the Collateral Agent under the Guarantee and Collateral Agreement and delivery of all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for in the Guarantee and Collateral Agreement: (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in the Guarantee and Collateral Agreement or
(ii) change its name.

            10.16. Hedge Agreement Liabilities. Upon reasonable request of the Administrative Agent, furnish to the Administrative Agent written notice of the aggregate amount of Hedge Agreement Liabilities calculated in a manner reasonably satisfactory to the Administrative Agent.

            10.17. Title Insurance; Surveys, etc. (a) Within thirty (30) days after the Closing Date, the Collateral Agent shall have received in respect of the Virginia Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Collateral Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on the Virginia Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Collateral Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Collateral Agent may reasonably request and (G) be issued by title companies satisfactory to the Collateral Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Collateral Agent). The Collateral Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid. The Collateral Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to above and a copy of all other material documents affecting the Virginia Property.

            (b) Within thirty (30) days after the Closing Date, the Collateral Agent shall have received, and the title insurance company issuing the policy referred to in clause (a)(G) above (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the Virginia Property certified to the Collateral Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Collateral Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Collateral Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines;
(B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Virginia Property is located.

                         SECTION 11. NEGATIVE COVENANTS

            The Borrower and Holdings each hereby agrees that, so long as any Commitment remains in effect, any Loan remains outstanding and unpaid, any Letter of Credit is outstanding or any other Obligations are owing to any Secured Party, the Borrower and Holdings shall not, and (except with respect to subsection 11.1) shall not permit any of its Subsidiaries to, directly or indirectly:

            11.1. Financial Condition Covenants.

            (a) Interest Coverage. Permit the Interest Coverage Ratio of the Borrower for any period of four consecutive calendar quarters ending at the end of the calendar quarters set forth below to be less than the ratio set forth opposite such calendar quarter below:

Calendar Quarter                                     Ratio
2002  4th                                         2.00 to 1.00
2003  1st                                         2.00 to 1.00
      2nd                                         2.25 to 1.00
      3rd                                         2.25 to 1.00
      4th                                         2.25 to 1.00
2004  1st                                         2.75 to 1.00
      2nd                                         2.75 to 1.00
      3rd                                         3.00 to 1.00
      4th                                         3.25 to 1.00
2005  1st                                         4.00 to 1.00
      2nd                                         4.00 to 1.00
      3rd                                         4.25 to 1.00
      4th                                         4.25 to 1.00
2006  1st                                         4.25 to 1.00
      2nd                                         4.25 to 1.00
      3rd                                         4.50 to 1.00
      4th                                         4.50 to 1.00
2007  1st                                         4.50 to 1.00
      2nd                                         4.50 to 1.00
      3rd                                         4.75 to 1.00
      4th                                         4.75 to 1.00
2008  1st                                         5.00 to 1.00
      2nd                                         5.00 to 1.00

            (b) Maintenance of Consolidated Total Debt to Consolidated EBITDA. Permit the ratio of Consolidated Total Debt of the Borrower to Consolidated EBITDA of the Borrower for any period of four consecutive calendar quarters ending at the end of the calendar quarters set forth below to be greater than the ratio set forth opposite such calendar quarter below:

Calendar Quarter                                       Ratio
2002  4th                                         7.50 to 1.00
2003  1st                                         6.50 to 1.00
      2nd                                         6.00 to 1.00
      3rd                                         5.50 to 1.00
      4th                                         5.25 to 1.00
2004  1st                                         4.25 to 1.00
      2nd                                         4.00 to 1.00
      3rd                                         3.75 to 1.00
      4th                                         3.25 to 1.00
2005  1st                                         3.00 to 1.00
      2nd                                         3.00 to 1.00
      3rd                                         2.75 to 1.00
      4th                                         2.50 to 1.00
2006  1st                                         2.50 to 1.00
      2nd                                         2.50 to 1.00
      3rd                                         2.25 to 1.00
      4th                                         2.25 to 1.00

2007  1st                                         2.25 to 1.00
      2nd                                         2.00 to 1.00
      3rd                                         2.00 to 1.00
      4th                                         2.00 to 1.00
2008  1st                                         1.75 to 1.00
      2nd                                         1.75 to 1.00

            (c) Maintenance of Consolidated EBITDA. Permit Consolidated EBITDA of the Borrower for any period of four consecutive calendar quarters ending at the end of the calendar quarters set forth below to be less than the amount set forth opposite such calendar quarter below:

Calendar Quarter                                     Amount
-----------------                                 ------------
2002  4th                                         $63,600,000
2003  1st                                         $70,000,000
      2nd                                         $75,000,000
      3rd                                         $80,000,000
      4th                                         $85,000,000
2004  1st                                         $100,000,000
      2nd                                         $105,000,000
      3rd                                         $110,000,000
      4th                                         $130,000,000
2005  1st                                         $152,900,000
      2nd                                         $156,500,000
      3rd                                         $159,900,000
      4th                                         $163,700,000
2006  1st                                         $166,600,000
      2nd                                         $169,700,000
      3rd                                         $172,700,000
      4th                                         $175,900,000
2007  1st                                         $178,000,000
      2nd                                         $180,200,000
      3rd                                         $182,400,000
      4th                                         $184,700,000
2008  1st                                         $186,900,000
      2nd                                         $189,200,000

            11.2. Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness of the Credit Parties under the Loan Documents;

            (b) (i) Indebtedness among the Credit Parties, (ii) Indebtedness of Foreign Subsidiaries of the Borrower that are not Credit Parties to the Credit Parties in an aggregate Equivalent Amount outstanding not to exceed $25,000,000 at any one time, (iii) Indebtedness of Non-Credit Parties to other Non-Credit Parties and (iv) Indebtedness of any Credit Party to any Non-Credit Party (so long as the obligations of such Credit Party in respect thereof are contractually subordinated to the obligations of such Credit Party under the Loan Documents to which it is a party on terms reasonably satisfactory to the Administrative Agent);

            (c) Indebtedness of Subsidiaries of Holdings listed on Schedule 11.2 and extensions, renewals or replacements thereof provided that no such extension, renewal or replacement shall increase the principal amount thereof except to the extent the increase in such Indebtedness could otherwise be incurred under this subsection 11.2;

            (d) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business;

            (e) Indebtedness of Subsidiaries of Holdings in respect of obligations under Financing Leases and purchase money Indebtedness in an aggregate amount outstanding not to exceed, together with Indebtedness permitted under clauses (l) and (o) below, the Equivalent Amount of $25,000,000 at any one time;

            (f) Indebtedness in respect of Hedge Agreements expressly permitted by subsection 11.18;

            (g) Guarantee Obligations permitted by subsection 11.4;

            (h) Indebtedness (other than for borrowed money) subject to Liens permitted under subsections 11.3(b), (c), (d), (e) and (i);

            (i) INTENTIONALLY OMITTED

            (j) additional Indebtedness of Subsidiaries of Holdings in an aggregate principal amount outstanding not to exceed the Equivalent Amount of $10,000,000 at any one time;

            (k) at any time following the termination of the Revolving Credit Commitments, Indebtedness of Subsidiaries of Holdings in respect of unsecured revolving lines of credit in an aggregate amount outstanding not to exceed $100,000,000 at any one time;

            (l) (i) unsecured Indebtedness of Subsidiaries of Holdings to the seller in any Permitted Acquisition or (ii) Indebtedness assumed in connection with any Permitted Acquisition in an aggregate amount for clauses (i) and (ii) for all Permitted Acquisitions not to exceed, together with Indebtedness permitted under clause (e) above and clause (o) below, the Equivalent Amount of $25,000,000; provided that at the time of incurrence the requirements of subsection 11.9(k) shall be satisfied;

            (m) Indebtedness of any Foreign Subsidiary of the Borrower which is not a Credit Party under overdraft facilities incurred in the ordinary course of business in an aggregate amount outstanding not to exceed the Equivalent Amount of $20,000,000 at any one time;

            (n) (i) Additional Senior Subordinated Indebtedness of Holdings or the Borrower (subject to pro forma compliance with subsection 11.1), so long as any Net Cash Proceeds of such Indebtedness are immediately used to make a prepayment of the Term Loans in accordance with subsection 5.3(a) and (ii) Guarantee Obligations of any such Indebtedness incurred by any Credit Party so long as such obligations are subordinated to the obligations of such Credit Party under the Loan Documents on terms substantially comparable to the subordination terms applicable to such Indebtedness (as reasonably determined by the Administrative Agent); and

            (o) Indebtedness arising from agreements with Governmental Authorities of any foreign country, or political subdivision or agency thereof, relating to the construction of plants and the purchase and installation (including related training costs) of equipment to be used in a Related Business; provided that such Indebtedness in the aggregate, together with Indebtedness permitted under clauses (e) and (l) above, does not exceed the Equivalent Amount of $25,000,000.

Notwithstanding the foregoing, no Subsidiary of Holdings that is organized under the laws of or contains assets located in (a) the People's Republic of China shall create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness of any such Subsidiary listed on Schedule 11.2 and extensions, renewals or replacements thereof provided that no such extension, renewal or replacement shall increase the principal amount thereof, (ii) Indebtedness of such Subsidiaries permitted pursuant to subsection 11.2(b) and (iii) additional Indebtedness of such Subsidiaries in an aggregate principal amount which, together with the aggregate principal amount of Indebtedness outstanding pursuant to the foregoing clause (a)(i), does not exceed the Equivalent Amount of $27,600,000 at any one time or (b) the Netherlands shall create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness of any such Subsidiary listed on Schedule 11.2 and extensions, renewals or replacements thereof provided that no such extension, renewal or replacement shall increase the principal amount thereof, (ii) Indebtedness of such Subsidiaries permitted pursuant to subsection 11.2(b) and (iii) additional Indebtedness of such Subsidiaries in an aggregate principal amount which, together with the aggregate principal amount of Indebtedness outstanding pursuant to the foregoing clause
(b)(i), does not exceed the Equivalent Amount of $10,000,000 at any one time.

            11.3. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

            (a) Liens created by the Loan Documents;

            (b) Liens for taxes not yet overdue by more than sixty (60) days or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to contested taxes are maintained on the books of Holdings or its Subsidiaries, as the case may be, in conformity with GAAP;

            (c) carriers', landlords', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty
      (60) days or which are being contested in good faith by appropriate proceedings;

            (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, insurance contracts, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (f) easements, rights-of-way, zoning restrictions, restrictions and other similar encumbrances (i) previously or hereinafter incurred in the ordinary course of business which, in the aggregate, are not material in amount and which, in the case of such encumbrances on any of the Mortgaged Properties, do not in the aggregate materially detract from the value of the Mortgaged Property subject thereto or, in the case of such encumbrances on any Mortgaged Property, materially interfere with the ordinary conduct of the business of Holdings or its Subsidiaries or (ii) which are set forth in the "marked up" commitments for title insurance at any time delivered to the Administrative Agent;

            (g) Liens in existence listed on Schedule 11.3, securing Indebtedness permitted by subsection 11.2(c) (including extensions, renewals and replacements of such Indebtedness as permitted under subsection 11.2(c)), provided that no such Lien is spread to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) after such date and that the amount of Indebtedness secured thereby is not increased (other than pursuant to subsection 11.3(o));

            (h) (i) purchase money Liens and Liens in respect of Financing Leases upon or in any property acquired or held by Subsidiaries of Holdings to secure Indebtedness permitted under subsection 11.2(e) incurred solely for the purpose of financing the acquisition of such property, and (ii) Liens existing on such property at the time of its acquisition or existing on property of any Person that becomes a Subsidiary after the date hereof at the time such Person becomes a Subsidiary (other than any such Lien created in contemplation of such acquisition), provided that in the case of clauses (i) and (ii), the aggregate principal amount of Indebtedness secured thereby, together with the aggregate principal amount of Indebtedness secured pursuant to clause
      (o) below, shall not exceed $25,000,000;

            (i) Liens on the property of Holdings or any of its Subsidiaries in favor of landlords securing licenses, subleases, or leases permitted hereunder;

            (j) licenses, leases or subleases permitted hereunder granted to others not interfering in any material respect in the business of Holdings or any of its Subsidiaries;

            (k) attachment or judgment Liens (other than judgment Liens paid or fully covered by insurance which are not outstanding for more than sixty
      (60) days unless such judgment has been vacated, discharged, stayed or bonded pending appeal) in an aggregate amount outstanding at any one time not in excess of the Equivalent Amount of $20,000,000;

            (l) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by Holdings or any of its Subsidiaries in the ordinary course of business;

            (m) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

            (n) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to Subsidiaries of Holdings) the Equivalent Amount of $10,000,000 in aggregate amount at any time outstanding; and

            (o) Liens on property financed thereby securing grants and Indebtedness permitted under subsection 11.2(o).

            11.4. Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

            (a) Guarantee Obligations pursuant to the Loan Documents;

            (b) guarantees set forth on Schedule 11.4 and extensions, renewals and replacements thereof, provided, however, that no such extension, renewal or replacement shall (i) amend or modify the subordination provisions, if any, contained in such guarantee in a manner adverse to the Secured Parties or (ii) increase the principal amount of such Indebtedness guaranteed by the original guarantee except to the extent that the increase in the Indebtedness covered by such guarantee was permitted under subsection 11.2;

            (c) the Letter of Credit Obligations;

            (d) indemnities in favor of the companies issuing title insurance policies insuring the title to any property to induce such issuance;

            (e) surety bonds issued in respect of the type of obligations described in subsection 11.3(e);

            (f) indemnities made in the Loan Documents, the monitoring and oversight agreement and the financial advisory agreements terminated on March 29, 2000 or in any of the agreements contemplated thereby and in the corporate charter and/or bylaws of Holdings and its Subsidiaries;

            (g) (i) indemnities and guarantees (other than guarantees of Indebtedness), provided that such indemnities and guarantees could not individually or in the aggregate have a Material Adverse Effect and (ii) guarantees of Indebtedness of Subsidiaries of Holdings permitted hereunder made in the ordinary course of business, provided that such guarantees could not individually or in the aggregate have a Material Adverse Effect, provided, that in each case with respect to this paragraph (g), no guarantee may be made by any Credit Party in respect of obligations or liabilities of any Non-Credit Party;

            (h) Guarantee Obligations of Holdings or its Subsidiaries in respect of the incurrence of grants and Indebtedness permitted under subsection 11.2(o);

            (i) guarantees by Holdings and the Borrower of Indebtedness permitted under subsection 11.2(j); and

            (j) Guarantee Obligations permitted by subsection 11.2(n)(ii).

            11.5. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except (i) a merger, consolidation, amalgamation, liquidation, winding up, dissolution, conveyance, sale, lease, assignment, transfer or disposition of a Subsidiary of the Borrower or all or substantially all of the property, business or assets of a Subsidiary of the Borrower, the purpose of which is to dispose of assets in a transaction otherwise permitted under subsection 11.6,
(ii) any merger, consolidation or amalgamation, the purpose of which is to effect an Investment otherwise expressly permitted by subsection 11.9, (iii) any Subsidiary of Holdings (other than the Borrower) may be merged or consolidated with or into the Borrower or any one or more Subsidiaries of the Borrower, (iv) any Subsidiary of Holdings (other than the Borrower) may liquidate or dissolve if, in connection therewith, all of its assets are transferred to the Borrower or a Subsidiary thereof; and (v) any Subsidiary of Holdings (other than the Borrower) may convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets to the Borrower or any other Subsidiary; provided that (A) in the case of clause (ii) above, if Holdings or any of its Subsidiaries party thereto is a Credit Party, the survivor of such transaction shall become a Credit Party, (B) in the case of each of clauses (iii), (iv) and (v) above, if any such merger, consolidation, liquidation, dissolution, conveyance, sale, lease, assignment, transfer or disposition shall be between (x) a Subsidiary that is not a Wholly Owned Subsidiary and a Wholly Owned Subsidiary, the continuing or surviving Person shall be owned in a percentage such that the value of the continuing or surviving Person shall not be less than the aggregate value of such Subsidiaries immediately prior to such transaction and (y) a Credit Party and a Non-Credit Party, the continuing or surviving Person, or the transferee, as the case may be, shall be (i) a Credit Party or (ii) such transaction shall fit within the limitations for Indebtedness to or Investments in Non-Credit Parties set forth in subsections 11.2 and 11.9 and (C) in the case of clause (iv) above, if such Subsidiary is a Non-Credit Party, such assets need not be so transferred if such liquidation, wind up or dissolution is reasonably determined by the Administrative Agent not to adversely affect the interests of the Lenders.

            11.6. Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

            (a) (i) obsolete or worn out property disposed of in the ordinary course of business or (ii) property that is no longer useful in the conduct of Holdings' business disposed of in the ordinary course of business (provided, that with respect to clause (ii) above, the aggregate book value of assets disposed shall not exceed $5,000,000 in the aggregate);

            (b) the sale, transfer or exchange of inventory in the ordinary course of business;

            (c) transfers resulting from any casualty or condemnation of property or assets;

            (d) any sale or other transfer of any property or assets constituting fixed assets for at least 75% cash, provided that the net cash proceeds of the sales and transfers made pursuant to this paragraph
      (d) in the aggregate do not exceed the Equivalent Amount of $25,000,000 in any fiscal year;

            (e) intercompany sales or transfers of assets made in the ordinary course of business;

            (f) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of Holdings and its Subsidiaries;

            (g) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business;

            (h) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; and

            (i) dispositions permitted by subsection 11.5 or listed on Schedule 11.20.

            11.7. Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in Capital Stock of the Borrower or Holdings of the same class or pursuant to a dividend reinvestment plan whereby the relevant dividend results solely in an increase of the amount of Capital Stock of the relevant class held by the relevant stockholder) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Stock of Holdings or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of Holdings or any Subsidiary or otherwise (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

            (a) the Borrower may make Restricted Payments to Holdings, so long as no Event of Default under subsection 12(a) exists with respect to clause (ii) below and no other Event of Default exists with respect to any other clause in this paragraph (a), or would be continuing after giving effect to such Restricted Payment:

                  (i) the proceeds of which shall be applied by Holdings
            directly to pay out of pocket expenses, for administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for such professional services, or to pay franchise fees, costs and expenses associated with the issuance and maintenance of its Capital Stock and similar costs and expenses;

                  (ii) payments, the proceeds of which will be used to pay taxes of Holdings as part of a consolidated group;

                  (iii) if such Restricted Payment is a purchase of Capital
            Stock or a distribution to Holdings to permit Holdings to purchase its Capital Stock, in either case (except as provided below), made in order to fulfill the obligations of Holdings or the Borrower under an employee stock purchase plan or similar plan covering employees of Holdings or any Subsidiary as from time to time in effect in an aggregate net amount not to exceed $5,000,000, provided that up to $1,000,000 may be expended pursuant to this clause to permit Holdings to purchase Capital Stock from employees of Holdings or any Subsidiary whether or not Holdings is obligated to do so pursuant to any such plan; and

                  (iv) Restricted Payments made to Holdings to finance any
            Investment permitted to be made by Holdings pursuant to subsection 11.9, provided that (i) such Restricted Payment shall be made concurrently with the closing of such Investment and (ii) Holdings shall, immediately following the closing thereof, cause (A) the assets or Capital Stock acquired to be contributed to the Borrower or its Subsidiaries or (B) the merger of the Borrower with the Person formed to consummate or acquired in such Investment;

            (b) preferred stock of Holdings may be exchanged into common stock of Holdings so long as no cash or other amounts are paid or contributed to Holdings or its Subsidiaries in connection therewith;

            (c) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or to its Subsidiaries (and, on a pro rata basis, to any other stockholder of such Subsidiary); and

            (d) the Borrower may make Restricted Payments to Holdings, the proceeds of which will be used to make cash payments in lieu of issuing fractional shares of Holding's Capital Stock in an aggregate amount not to exceed $100,000.

            11.8. Limitation on Capital Expenditures. (a) Make or commit to make any Capital Expenditure except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any period of two consecutive calendar quarters ending at the end of the calendar quarters set forth below, the amount set forth opposite such calendar quarter below:

Calendar Quarter                           Amount
----------------                           ------
2002  4th                               $13,400,000
2003  2nd                               $45,000,000
      4th                               $47,000,000
2004  2nd                               $50,400,000
      4th                               $52,600,000
2005  2nd                               $54,800,000
      4th                               $57,200,000
2006  2nd                               $57,200,000
      4th                               $59,800,000
2007  2nd                               $57,200,000
      4th                               $59,800,000
2008  2nd                               $57,200,000

; provided that 100% of any amount not used in any period of two consecutive calendar quarters may be carried forward only into the next succeeding period of two consecutive calendar quarters (except that with respect to the last two calendar quarters in 2002, the amount permitted to be carried over to the first two calendar quarters of 2003 shall be the sum of (i) the unused amount for the period of the last two calendar quarters of 2002 and (ii) $10,700,000); provided, further, that Capital Expenditures made pursuant to this Section during any such period shall be deemed made, first, in respect of amounts permitted for such period as provided above and, second, in respect of amounts carried over from the prior period pursuant to the proviso above.

            (b) In addition to the Capital Expenditures permitted pursuant to paragraph (a) of this subsection 11.8, to the extent such proceeds are not otherwise utilized pursuant to the penultimate paragraph of subsection 11.9, Borrower and its Subsidiaries may make additional Capital Expenditures (which shall not be counted in the limitations set forth in paragraph (a) of this subsection 11.8) consisting of the investment of the Net Cash Proceeds not required to be applied to prepay the Term Loans or cash collateralize Letters of Credit pursuant to subsection 5.3, including (x) with respect to the investment of proceeds of the insurance and condemnation proceeds not required to prepay the Term Loans pursuant to subsection 5.3(e) and (y) with respect to the investment of proceeds of the sale of assets which are permitted pursuant to subsection 11.6

            (c) Notwithstanding the foregoing, in no event shall Capital Expenditures be made by Holdings (other than in connection with an Investment permitted under subsection 11.9).

            11.9. Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except:

            (a) extensions of trade credit in the ordinary course of business;

            (b) Investments in Cash Equivalents;

            (c) (i) Investments (other than Permitted Acquisitions) by Holdings and its Subsidiaries in any of the Guarantors that are Domestic Subsidiaries, (ii) Investments by Credit Parties in other Credit Parties;
      (iii) Investments by Non-Credit Parties in Credit Parties (on a subordinated basis in the case of any Indebtedness) or other Non-Credit Parties; (iv) if the ratio of Consolidated Total Debt of the Borrower to Consolidated EBITDA of the Borrower for the most recent period of four consecutive calendar quarters is greater than 3.0 to 1.00, capital contributions to Foreign Subsidiaries in order to comply with "thin capitalization" requirements in an aggregate principal amount not exceeding, unless otherwise agreed by the Administrative Agent, the Equivalent Amount of $5,000,000 and (v) if the ratio of Consolidated Total Debt of the Borrower to Consolidated EBITDA of the Borrower for the most recent period of four consecutive calendar quarters is less than or equal to 3.0 to 1.00, capital contributions to Foreign Subsidiaries in an aggregate principal amount not exceeding, unless otherwise agreed by the Administrative Agent, the Equivalent Amount of $10,000,000 (provided that the Equivalent Amount of such capital contributions pursuant to the foregoing clauses (iv) and (v) shall reduce the amount of Indebtedness that is permitted by subsection 11.2(b)(ii) dollar for dollar);

            (d) loans and advances by Holdings or its Subsidiaries to their respective directors, officers and employees in an aggregate principal amount not exceeding the Equivalent Amount of $2,500,000 at any one time outstanding;

            (e) loans, advances or Investments listed on Schedule 11.9, and extensions, renewals, modifications or restatements or replacements thereof, provided that no such extension, renewal, modification or restatement shall (i) increase the amount of the original loan, advance or investment, or (ii) adversely affect the interests of the Secured Parties with respect to such original loan, advance or investment or the interests of the Lenders under this Agreement or any other Loan Document in any material respect;

            (f) Investments permitted by subsection 11.2(b), (c) or (j), subsection 11.4, subsection 11.7 or subsection 11.8;

            (g) promissory notes and other similar non-cash consideration received by the Subsidiaries of Holdings in connection with the dispositions permitted by subsection 11.6;

            (h) Investments in Hedge Agreements expressly permitted by subsection 11.18;

            (i) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (j) in addition to the foregoing and clause (l) below, Investments by Holdings and its Subsidiaries in an aggregate amount not exceeding the Equivalent Amount of $25,000,000 (at cost, without regard to any write down or write up thereof) at any one time outstanding; provided that if such Investment is consummated by Holdings, Holdings shall, immediately following the closing thereof, cause (A) the assets or Capital Stock acquired to be contributed to the Borrower or its Subsidiaries or (B) the merger of the Borrower with the Person formed to consummate or acquired in such Investment;

            (k) so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Investments after the Closing Date by Holdings and its Subsidiaries resulting from Permitted Acquisitions in an aggregate amount not exceeding the Equivalent Amount of $5,000,000 in any fiscal year (and, in addition, with respect to Permitted Acquisitions from customers in "outsourcing transactions", $10,000,000 in any fiscal year); provided, that (i) the Administrative Agent shall have received, prior to or simultaneously with such Permitted Acquisition, such opinions (including with respect to environmental matters), certificates and copies of related agreements and documents as it shall reasonably request, (ii) such actions as may be required or reasonably requested to ensure that the Collateral Agent, for the benefit of the Secured Parties, has a perfected first priority security interest or first ranking hypothec in any assets required to be secured pursuant to subsections 10.10 and 10.12 or any other Loan Document, subject to Liens permitted by subsection 11.3, shall have been taken, (iii) (I) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming the consummation of such Permitted Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four consecutive fiscal quarters), (A) the Borrower shall be in compliance with the covenants contained in subsection 11.1 (and, if applicable, the requirements of subsection 11.2) and (B) at least $10,000,000 in Revolving Credit Commitments shall be available to the Borrower and (II) the Administrative Agent shall have received calculations in reasonable detail reasonably satisfactory to it showing compliance with the requirements of this clause (iii) certified by a Responsible Officer of the Borrower and (iv) if such Permitted Acquisition is entered into by Holdings, Holdings shall, immediately following the closing thereof cause (A) the assets or stock acquired to be contributed to the Borrower or its Subsidiaries or (B) the merger of the Borrower with the Person formed to consummate or acquired in such Permitted Acquisition; and

            (l) Investments by Holdings made with the proceeds of issuances of Capital Stock by Holdings (i) in Subsidiaries of Holdings or (ii) made in any other Person not to exceed the Equivalent Amount of $50,000,000 in the case of this clause (ii); provided, that on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming such Investment was made on the first day of such period of four consecutive fiscal quarters), the Borrower shall be in compliance with the covenants contained in subsection 11.1.

            In addition to the Investments permitted pursuant to this subsection 11.9, to the extent such proceeds are not otherwise utilized pursuant to subsection 11.8(b), Holdings and its Subsidiaries may make additional Investments (which shall not be counted in the limitations set forth above) consisting of the investment of Net Cash Proceeds not required to be applied to prepay the Term Loans or cash collateralize the Letters of Credit pursuant to subsection 5.3(b) with respect to the investment of proceeds of the insurance and condemnation proceeds not required to prepay the Term Loans or cash collateralize the Letters of Credit pursuant to subsection 5.3; provided that if such Investment is consummated by Holdings, Holdings shall, immediately following the closing thereof, cause (A) the assets or Capital Stock acquired to be contributed to the Borrower or its Subsidiaries or (B) the merger of the Borrower with the Person formed to consummate or acquired in such Investment.

            Notwithstanding anything to the contrary in this subsection 11.9, no hostile acquisition of any publicly traded Capital Stock of any Person contemplated to become a Subsidiary of (or merged into) Holdings or any of its Subsidiaries may be made by Holdings or any of its Subsidiaries.

            11.10. Limitation on Optional Payments and Modifications of Certain Instruments. (a) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Convertible Preferred Stock or the Junior Preferred Stock (other than any such amendment, modification, waiver or other change that (i) would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or reduce the rate or extend any date for payment of dividends thereon or does not otherwise adversely affect the rights and interests of the Lenders and (ii) does not involve the payment of a consent fee).

            (b) Make any optional payment or prepayment on or redemption of any Additional Senior Subordinated Indebtedness or Specified Indebtedness and any payments in redemption, defeasance or repurchase thereof, except mandatory payments of interest, fees and expenses required by the terms of the agreement governing or instrument evidencing such Indebtedness but only to the extent permitted

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

under the subordination provisions applicable thereto and except, in the case of Additional Senior Subordinated Indebtedness, for refinancings of any such Additional Senior Subordinated Indebtedness under terms that would be permitted for new issuances of Additional Senior Subordinated Indebtedness by virtue of the definition thereof.

            (c) Amend, supplement or otherwise modify any of the provisions of any Additional Senior Subordinated Indebtedness or Specified Indebtedness:

            (i) which amends or modifies the subordination provisions contained therein;

            (ii) which, with respect to any such Indebtedness already outstanding under the relevant agreement or instrument, shortens the fixed maturity, or increases the rate or shortens the time of payment of interest on, or increases the amount (other than pursuant to an incremental incurrence of Indebtedness resulting in cash proceeds to Holdings or the Borrower, as applicable) or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

            (iii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject the Borrower or any of its Subsidiaries, to any materially more onerous or more restrictive provisions; or

            (iv) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Loan Document in any material respect.

            (d) Make any payment in cash on any subordinated debt security that may be made under the terms thereof by the issuance of any security of the same nature.

            (e) Designate any Indebtedness (other than the Indebtedness under the Loan Documents) as "Designated Senior Indebtedness" (or any comparable concept) under any Additional Senior Subordinated Indebtedness.

            11.11. Limitation on Transactions with Affiliates. (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (i) otherwise permitted under this Agreement, or (ii) upon fair and reasonable terms no less favorable to Holdings or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

            (a) In addition, notwithstanding the foregoing, Holdings and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

            (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of Holdings; and

            (ii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith.

Notwithstanding anything to the contrary in this Agreement (including the foregoing clauses (a) and (b)), neither Holdings nor any of its Subsidiaries shall accrue or make any payment with respect to any management fee (i) to any Affiliate of Holdings or any of its Subsidiaries or (ii) to HMTF or any of its Affiliates, except that (x) a management fee may be accrued (but not paid) in respect of each fiscal year of the Borrower (commencing with the 2003 fiscal year) in an amount equal to the lesser of (I) 2% of Consolidated EBITDA for such fiscal year and (II) $1,500,000, which accrual shall be deemed earned upon delivery of financial statements for such fiscal year in accordance with subsection 10.1(a) and shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, and (y) if, and only if, the ratio of Consolidated Total Debt of the Borrower to Consolidated EBITDA of the Borrower for the relevant fiscal year is less than the applicable ratio set forth below, the Borrower may pay up to 100% of the management fee earned in respect of such fiscal year and up to 50% of any management fees earned but not paid in respect of any previous fiscal year.

Fiscal Year                                     Ratio
-----------                                     -----
2003                                        3.50 to 1.00
2004                                        3.25 to 1.00
2005                                        2.50 to 1.00
2006                                        2.25 to 1.00
2007                                        2.00 to 1.00

            11.12. Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Holdings or any Subsidiary of real or personal, immovable or movable, property which has been or is to be sold or transferred by Holdings or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings or such Subsidiary; provided that this subsection 11.12 shall not prohibit any sale and leaseback resulting from the incurrence of any lease in respect of any capital asset entered into within 180 days of the acquisition of such capital asset for the purpose of providing permanent financing of such capital asset.

            11.13. Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31; provided that the Borrower may change such fiscal year upon the approval of the Administrative Agent.

            11.14. Negative Pledge Clauses; Restrictions Affecting Subsidiaries. Enter into with any Person, or suffer to exist any agreement which prohibits or limits the ability of Holdings or any of its Subsidiaries to (a) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (i) this Agreement and the other Loan Documents, (ii) any industrial revenue bonds (including government loans), purchase money mortgages or Financing Leases or any other similar agreement or transaction permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) and (iii) restrictions in leases, licenses and asset sale agreements otherwise permitted hereby so long as such restrictions apply only to the assets subject thereto or (b) pay dividends or make other distributions or pay any Indebtedness owed to Holdings or any of its Subsidiaries except as permitted by this Agreement and the other Loan Documents.

            11.15. Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for any Related Business.

            11.16. Amendments to Corporate Documents; Supply Agreement. (a) Amend its certificate of incorporation or by-laws or other governing documents unless such amendment does not adversely affect the interests of any Secured Party (as such) in any material respect, or (b) amend, supplement or otherwise modify the terms and conditions of the Supply Agreement except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

            11.17. Passive Status. (a) Permit International Holdings to (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of certain Subsidiaries of the Borrower, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except obligations pursuant to the Loan Documents to which it is a party and Indebtedness to the Borrower in which the Collateral Agent has been granted a Lien for the benefit of the Secured Parties, or (iii) own, lease, manage or otherwise operate any properties or assets other than the ownership of shares of Capital Stock of certain Subsidiaries of the Borrower.

            (b) Permit any Subsidiary of Holdings that is organized under the laws of or owns assets located in the People's Republic of China (other than any Chinese Opco), or any Subsidiary of International Holdings that directly or indirectly owns the Capital Stock of any such Subsidiary or any Chinese Opco, to
(i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of any other Person, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except obligations pursuant to the Loan Documents to which it is a party, or (iii) own, lease, manage or otherwise operate any properties or assets other than the ownership of shares of Capital Stock of any other Person.

            11.18. Hedge Agreements. Enter into any Hedge Agreement, except Hedge Agreements entered into with a Lender to hedge or mitigate risks to which Holdings or any Subsidiary has actual exposure in connection with its cash management in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings or any Subsidiary; provided that the aggregate mark-to-market liability in respect of such Hedge Agreements shall not exceed $5,000,000.

            11.19. Cash Accounts. (i) Permit the aggregate amount of cash or Cash Equivalents held by Holdings and its Domestic Subsidiaries that is not held in Qualified Accounts to exceed $5,000,000 (provided that Holdings and the Borrower shall use commercially reasonable efforts to cause all deposit accounts of Holdings and its Domestic Subsidiaries to be Qualified Accounts) or (ii) permit the aggregate amount of cash or Cash Equivalents held by Foreign Subsidiaries to exceed the Equivalent Amount of $25,000,000 (or, with the Administrative Agent's prior written consent, such larger amount as may be necessary in order to comply with statutory "thin capitalization" requirements).

            11.20. Restructuring Expenses. Make payments in connection with the operational restructuring of the business of the Borrower and its Subsidiaries in an aggregate amount in excess of $20,000,000 (plus the Net Cash Proceeds from the sale of the assets set forth on Schedule 11.20).

                          SECTION 12. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of any Loan or any Letter of Credit Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder by it, within five (5) days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

            (b) Any representation or warranty made or deemed made by any Credit Party or any of its Subsidiaries herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) Any Credit Party or any of its Subsidiaries shall default in the performance or observance of any agreement contained in Section 11 or subsection 14.6 of this Agreement or Section 5.6 of the Guarantee and Collateral Agreement; or

            (d) Any Credit Party or any of its Subsidiaries shall default in the observance or performance of any other agreement contained in this Agreement or in any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days after written notice from the Administrative Agent; or

            (e) Any Credit Party or any of its Subsidiaries shall (i) default
      (x) in any payment of principal of or interest on any Indebtedness (other than any of the Loans) or (y) in the payment of any Guarantee Obligation (other than the guarantees pursuant to the Loan Documents), having an outstanding principal amount individually or in the aggregate for both of clauses (x) and (y) in excess of the Equivalent Amount of $20,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

            (f) (i) Any Credit Party or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, liquidation, administration, winding up, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, administration, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, administrator, liquidator, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any of the Credit Parties or any of their Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Credit Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty

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      (60) days from the entry thereof; or (iv) any Credit Party or any of its
      Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Credit Party or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts (other than intercompany debts) as they become due; or

            (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Single Employer Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA,
      (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

            (h) One or more judgments or decrees shall be entered against Holdings, the Borrower or any of their Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of the Equivalent Amount of $20,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

            (i) Holdings, the Borrower or any of their Subsidiaries shall incur any liability (not paid or fully covered by insurance) under any Environmental Law in an amount which could reasonably be expected to have a Material Adverse Effect; or

            (j) Any Loan Document shall, at any time, cease to be in full force and effect (unless released by the Administrative Agent, at the direction of the Required Lenders or as otherwise permitted under this Agreement) or shall be declared null and void (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Secured Parties, as secured parties thereunder, the relevant Credit Party shall have failed to cure such invalidity within thirty (30) days after notice from the Administrative Agent or such shorter time period as is specified by the Administrative Agent in such notice and is reasonable in the circumstances), or the validity or enforceability thereof shall be contested by any Credit Party, or any of the Liens intended to be created by the Loan Documents shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Secured Parties, as secured parties thereunder, the relevant Credit Party shall have failed to cure such invalidity within thirty (30) days after notice from the Administrative Agent or such shorter time period as specified by the Administrative Agent in such notice and is reasonable in the circumstances); or

            (k) (x) A Change in Control shall occur or (y) Holdings shall fail to own directly or indirectly, beneficially and of record 100% of the Capital Stock of the Borrower free and clear of

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
      all Liens other than Liens in favor of the Secured Parties pursuant to the Guarantee and Collateral Agreement;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing under this Agreement and any Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) (a) with the consent of the Required Senior Lenders, the Administrative Agent may, or upon the request of the Required Senior Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate and (b) with the consent of the Required Junior Lenders, the Administrative Agent may, or upon the request of the Required Junior Lenders, the Administrative Agent shall, by notice to the Borrower declare the Assumed Letter of Credit Commitments, the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments to be terminated forthwith, whereupon the Assumed Letter of Credit Commitments, the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments shall immediately terminate; and (ii) (x) with the consent of the Required Senior Lenders, the Administrative Agent may, or upon the request of the Required Senior Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Loans hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Revolving Letters of Credit and all other amounts owing to the Revolving Credit Lenders under this Agreement and any Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable and (y) with the consent of the Required Junior Lenders, the Administrative Agent may, or upon the request of the Required Junior Lenders, the Administrative Agent shall, by notice to the Borrower declare the Term Loans hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Assumed Letters of Credit and all other amounts owing to the Term Loan Lenders and the Assumed Letter of Credit Lenders under this Agreement and any Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. All payments under this Section 12 on account of undrawn Letters of Credit shall be made by the Borrower directly to a cash collateral account established for such purpose for application to the Borrower's obligations with respect thereto as drafts are presented under the Letters of Credit. Any remaining amounts paid by the Borrower in respect of such undrawn Letters of Credit shall be returned to the Borrower after the last expiry date of the Letters of Credit and after the Obligations have been paid in full. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                             SECTION 13. THE AGENTS

            13.1. Appointment. Each Lender hereby irrevocably designates and appoints each Agent in its capacity as such an Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes such Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto including, without limitation, the appointment of JPMCB, as Collateral Agent, Junior Agent and Senior Agent thereunder, and the performance of each Agent's obligations and duties thereunder. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

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            13.2. Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            13.3. Exculpatory Provisions. The Agents shall not, nor shall any of their officers, directors, controlling persons, employees, agents, attorneys-in-fact or Affiliates be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or wilful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or any other Loan Document or for any failure of any Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Parties.

            13.4. Reliance by the Agents. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Credit Party), independent accountants and other experts selected by the Agent. The Agents shall deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all the Lenders, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Required Lenders or all the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Obligations.

            13.5. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received written notice from a Lender or any Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Agent receives such a notice, the Administrative Agent shall give notice thereof to the applicable Lenders and other Agents. The Agents shall each take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or all the Lenders; provided that unless and until such Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable in the best interests of the Lenders.

            13.6. Non-Reliance on Agent and Lenders. Each Lender expressly acknowledges that no Agent has, nor has any of its officers, directors, employees, agents, attorneys-in-act or Affiliates made any representations or warranties to it and that no act by any Agent hereinafter taken, including any

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review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party which may come into the possession of the Agents or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            13.7. Indemnification. The applicable Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective applicable Total Credit Percentages in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the applicable Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or wilful misconduct. The agreements in this subsection shall survive the payment of the applicable Loans and all other amounts payable hereunder.

            13.8. Agents in Their Individual Capacity. The Agents and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Agents were not the Agents hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each of the Agents in its individual capacity.

            13.9. Successor Agents. Any Agent may resign as an Agent upon thirty
(30) days' prior written notice to the Lenders. If any such Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the applicable Lenders a successor agent for the applicable Lenders, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to the approval of the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such Agent, and the term "Administrative Agent" and "Collateral Agent", as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any

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retiring Agent's resignation as such Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

            13.10. Additional Ministerial Powers of the Agents. Each Agent is hereby irrevocably authorized by each of the applicable Lenders to execute any document creating any Lien and to release any Lien covering any asset of the Borrower or any of its Subsidiaries (including, without limitation, any Properties, accounts receivable or inventory) that is the subject of a disposition, sale or assignment which is permitted under this Agreement or which has been consented to in accordance with subsection 15.1.

            13.11. Issuing Lender. Each Lender hereby acknowledges that the provisions of this Section 13 shall apply to the Issuing Lender, in its capacity as issuer of any Letter of Credit, in the same manner as such provisions are expressly stated to apply to an Agent.

                             SECTION 14. GUARANTEE

            14.1. Guarantee. To induce the Lenders to execute and deliver this Agreement, to make Loans, and to issue and participate in Letters of Credit, and in consideration thereof, Holdings hereby unconditionally and irrevocably guarantees, as primary obligor and joint and several co-debtor and not merely as surety to the Agents, the Secured Parties and their successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and Holdings further agrees to pay the expenses which may be paid or incurred by the Agents or the Secured Parties in collecting any or all of the Obligations and/or enforcing any rights under this Section 14 or under the Obligations in accordance with subsection 15.5. The guarantee contained in this
Section 14 shall remain in full force and effect until the Obligations are paid in full and each of the Commitments is terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

            14.2. Waiver of Subrogation. Notwithstanding any payment or payments made by Holdings in respect of the Obligations or any setoff or application of funds of Holdings by any Agent or any Lender, until payment in full of the Obligations and the termination of each of Commitments and until the Letters of Credit have been terminated, Holdings shall not be entitled to be subrogated to any of the rights of the Agents or the Lenders against the Borrower or any collateral security or guarantee or right of offset held by any Agent or any Lender for the payment of the Obligations, nor shall Holdings seek any reimbursement from the Borrower in respect of payments made by Holdings hereunder.

            14.3. Modification of Obligations. Holdings hereby consents that, without the necessity of any reservation of rights against Holdings and without notice to or further assent by Holdings, (a) any demand for payment of the Obligations made by any Agent, the Issuing Lender or any Lender may be rescinded by the Agent, the Issuing Lender, or the Lenders, and the Obligations continued;
(b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Agent, the Issuing Lender, or any Lender, and that this Agreement, any Notes, and the other Loan Documents, including, without limitation, any collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agents, the Issuing Lender, or the Lenders, may deem advisable from time to time; and (c) to the extent permitted by applicable law, any collateral security or guarantee or right of offset at any time held by any Agent, the Issuing Lender, or any Lender, for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against Holdings and without notice to or further assent by Holdings which will remain bound hereunder

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

notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Agents, the Issuing Lender, and the Lenders shall not have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Obligations. When making any demand hereunder against Holdings, the Agents, the Issuing Lender, or the Lenders, may, but shall be under no obligation to, make a similar demand on any other party or any other guarantor, and any failure by any Agent, the Issuing Lender, or any Lender, to make any such demand or to collect any payments from the Borrower or any such other guarantor shall not relieve Holdings of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agents, the Issuing Lender, or the Lenders, against Holdings. For the purposes of this subsection "demand" shall include the commencement and continuance of any legal proceedings.

            14.4. Waiver by Holdings. Holdings waives the benefits of division and discussion and any and all notice of the creation, renewal, extension or accrual of the Obligations and notice of or proof of reliance by the Agents, the Issuing Lender, or the Lenders upon the guarantee contained in this Section 14 or acceptance of the guarantee contained in this Section 14, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, continued or incurred in reliance upon the guarantee contained in this Section 14, and all dealings between Holdings and the Agents, the Issuing Lender, or the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 14. Holdings waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or Holdings with respect to any Obligations. This guarantee shall be construed as a continuing absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of this Agreement, any Note or any other Loan Document, including, without limitation, any collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by any Agent, the Issuing Lender, or any Lender and without regard to any defense, setoff or counterclaim which may at any time be available to or be asserted by the Borrower against any Agent, the Issuing Lender, or any Lender, or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or Holdings) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for any of its Obligations, or of Holdings under the guarantee contained in this Section 14 in bankruptcy or in any other instance, and the obligations and liabilities of Holdings hereunder shall not be conditioned or contingent upon the pursuit by any Agent, the Issuing Lender or any Lender or any other Person at any time of any right or remedy against the Borrower or against any other Person which may be or become liable in respect of any Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. The guarantee contained in this Section 14 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Holdings and the successors and assigns thereof, and shall inure to the benefit of the Lenders and their successors, indorsees, transferees and assigns, until the Obligations shall have been satisfied in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrower may be free from any Obligations.

            14.5. Reinstatement. This guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligations is rescinded or must otherwise be restored or returned by any Agent, the Issuing Lender, or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Holdings or the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Holdings, the Borrower or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

            14.6. Negative Covenants. Until the Obligations shall have been paid in full, the Letters of Credit shall have expired or been terminated and the Commitments shall have been terminated,

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Holdings hereby agrees that it shall not (i) amend its certificate of incorporation or by-laws unless such amendment does not adversely affect the interests of any Secured Party in any material respect, (ii) engage in any activities other than (A) owning the stock of the Borrower and Persons formed to consummate, or acquired in, Permitted Acquisitions or Investments permitted under subsection 11.9 (so long as Holdings shall, immediately following the closing thereof, cause the assets or Capital Stock acquired to be contributed to the Borrower or its Subsidiaries or cause the merger of the Borrower with the Person formed to consummate or acquired in such Investment), (B) its activities incident to the performance of (x) the Loan Documents, and (y) the issuance and/or sale of its Capital Stock or options or warrants in respect of its Capital Stock, (C) transactions contemplated hereby, (D) as permitted by subsections 11.2(b), (d), (h) and (n), 11.3(b), (e), (h), (i), (j), (k), (l) and
(m), 11.4(b), (e), (f), (g), (h) and (i), 11.5, 11.7, 11.8 and 11.9(b), (c),
(d), (e), (f), (i), (j), (k) and (l) and the penultimate paragraph of subsection
11.9 and Schedules 11.2, 11.3, 11.4 and 11.9 (provided that in no event shall Holdings directly own the Capital Stock of any Person other than the Borrower or other Persons to the extent expressly contemplated by clause (ii)(A) above) and
(D) activities contemplated by this Section 14, or (iii) make any Restricted Payment except as permitted by subsection 11.7.

                           SECTION 15. MISCELLANEOUS

            15.1. Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or otherwise modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with any Credit Party written amendments, supplements or modifications hereto and to any Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or any Notes or the other Loan Documents or changing in any manner the rights of the Secured Parties or any Credit Party or any other Person hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly (i) reduce the aggregate principal amount or extend the final scheduled date of maturity of any Loan or any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or thereunder (except in connection with the waiver of applicability of any post-default increase in interest rates) or extend the scheduled date of any payment thereof, increase the aggregate amount or extend the expiration date of any Lender's Revolving Credit Commitment (other than in accordance with subsection 2.9), eliminate or reduce the voting rights of any Lender under this subsection 15.1 or change the currency of any Commitment, Loan or Letter of Credit, or subordinate the rights to payment or collateral of any Lenders to any other Indebtedness, or permit the extension of an Interest Period beyond six months, in each case without the consent of each Lender directly affected thereby (for the avoidance of doubt, it being understood and agreed that (A) any such extension beyond six months but less than twelve months shall only require the consent of each Lender directly affected thereby and (B) any such extension beyond twelve months shall require the consent of the Required Lenders and each Lender directly affected thereby), (ii) reduce the percentage specified in the definition of Required Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (other than in a transaction permitted hereby), release all or substantially all of the collateral, release Holdings from its Guarantee Obligations under the Loan Documents or release all or substantially all of the other guarantors from their Guarantee Obligations under the Loan Documents, in each case, except as set forth in subsection 13.10, without the written consent of all the Lenders, (iii) amend, modify or waive any provision of Section 13 without the written consent of each Agent directly affected thereby, (iv) amend, modify or waive any prepayment required by subsection 5.3(a), (b) or (c), without the consent of Lenders having in the aggregate at least a majority of the outstanding Tranche A Term Loans and at least a majority of the outstanding Tranche B Term Loans,

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(v) amend, modify or waive the provisions of any Letter of Credit or any Letter of Credit Obligation without the written consent of the Issuing Lender, (vi) amend, modify or waive any provision of subsection 5.3(d) without the written consent of the Majority Facility Lenders under each adversely affected Facility or (vii) amend, modify or waive any provision of this Agreement relating to Assumed Letters of Credit or the Assumed Letter of Credit Lenders without the written consent of the Majority Facility Lenders under the Assumed Letter of Credit Facility. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon each of the Borrower, the Agents, the Lenders, and all future holders of any of the Obligations. In the case of any waiver, the Credit Parties, the Lenders, and each of the Agents shall be restored to their former position and rights hereunder and under the outstanding Loans and the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            15.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two (2) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, Holdings and the Agents and the Issuing Lender, and as set forth on the signature pages hereto in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans or any Notes:

      The Borrower:                 c/o Hanley and Partners, Inc.
                                    101 South Hanley Road
                                    St. Louis, Missouri 63105
                                    Attention: David Sindelar
                                    Telecopy: (314) 746-2299

      with copies to:               Hicks, Muse, Tate & Furst Incorporated
                                    200 Crescent Court, Suite 1600
                                    Dallas, Texas 75201
                                    Attention: Eric Allen
                                    Telecopy: (214) 720-7888

      Holdings:                     c/o Hanley and Partners, Inc.
                                    101 South Hanley Road
                                    St. Louis, Missouri 63105
                                    Attention: David Sindelar
                                    Telecopy: (314) 746-2299

      with copies to:               Hicks, Muse, Tate & Furst Incorporated
                                    200 Crescent Court, Suite 1600
                                    Dallas, Texas 75201
                                    Attention: Eric Allen
                                    Telecopy: (214) 720-7888

      The Administrative Agent or   JPMorgan Chase Bank
      the Issuing Lender:           Loan & Agency Services Group
                                    One Chase Manhattan Plaza, 8th Floor
                                    New York, New York 10081
                                    Attention: Janet Belden

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

                                    Telecopy: (212) 552-5658

      with copies to:               JPMorgan Chase Bank
                                    270 Park Avenue, 37th Floor
                                    New York, New York 10017
                                    Attention: Dorothy Vena
                                    Telecopy: (212) 270-4164

      The Collateral Agent:         JPMorgan Chase Bank
                                    Loan & Agency Services Group
                                    One Chase Manhattan Plaza, 8th Floor
                                    New York, New York 10081
                                    Attention: Janet Belden
                                    Telecopy: (212) 552-5658

      The Senior Agent:             JPMorgan Chase Bank
                                    Loan & Agency Services Group
                                    One Chase Manhattan Plaza, 8th Floor
                                    New York, New York 10081
                                    Attention:  Janet Belden
                                    Telecopy:  (212) 552-5658

      The Junior Agent:             JPMorgan Chase Bank
                                    Loan & Agency Services Group
                                    One Chase Manhattan Plaza, 8th Floor
                                    New York, New York 10081
                                    Attention: Janet Belden
                                    Telecopy: (212) 552-5658

provided that any notice, request or demand to or upon the Administrative Agent or the applicable Lenders shall not be effective until received.

            15.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            15.4. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

            15.5. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby,

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including, without limitation, the reasonable fees and disbursements of counsel to the Senior Agent and recording fees and expenses (provided, that, in addition to the reimbursement obligation with respect to the reasonable fees and disbursements of counsel to the Senior Agent, the Borrower shall be obligated to reimburse the reasonable fees and disbursements of additional counsel for the Junior Agent in the event that the Required Junior Lenders appoint an institution to serve as Junior Agent that is not the Senior Agent), (b) to pay or reimburse each Lender and each Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to such Agent and, at any time after and during the continuance of an Event of Default, of one counsel to all the Lenders, and (c) to pay, indemnify, and hold each Lender and each Agent (and their respective directors, officers, employees and agents) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and each Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, any Notes, the other Loan Documents and any such other documents (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to any Agent, or any Lender (or their respective directors, officers, employees and agents) with respect to indemnified liabilities arising from the gross negligence or wilful misconduct of the indemnified party or, in the case of indemnified liabilities arising under this Agreement, any Notes and the other documents, from material breach by the indemnified party of this Agreement, any Notes or the other Loan Documents, as the case may be. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

            15.6. Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, Agents, and all future holders of the Loans and their respective successors and assigns, except that no Borrower nor Holdings may, except as permitted under subsection 11.5 or subsection 15.1, assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender directly affected thereby.

            (a) Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time sell to one or more banks, insurance companies, mutual funds, or other financial institutions or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall permit any Participant to have the right to consent to any amendment or waiver in respect of this Agreement or any of the other Loan Documents, except that such Lender may grant such Participant the right to consent to any amendment or waiver in respect of this Agreement or the other Loan Documents that would, directly or indirectly, (i) reduce the aggregate amount or extend the final maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or (ii) consent to the assignment

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

or transfer by the Borrower of any of its rights and obligations under this Agreement or any of the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 15.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 7.5, 7.6, 7.7 and 7.8 with respect to its participation in the Commitments and the Loans and Letters of Credit outstanding from time to time as if it was a Lender; provided that in the case of subsections 7.5, 7.6, 7.7 and 7.8, such Participant shall have complied with the requirements of said subsections as if it were a Lender and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. In addition, each Lender selling or transferring a participation to a Participant shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each Participant, specifying such Participant's entitlement to payments of principal and interest with respect to such participation.

            (b) (i) Subject to the conditions set forth in paragraph (c)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Credit Commitment to an assignee that is a Lender with a Revolving Credit Commitment immediately prior to giving effect to such assignment or (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund, HMTF, GSC or an Affiliate of HMTF or GSC.

            (ii) Assignments shall be subject to the following additional conditions:

            (A) except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an Affiliate of HMTF or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 unless the Administrative Agent otherwise consents, if any;

            (B) the parties to each assignment shall (I) execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (with only one such fee payable in connection with simultaneous assignments to or by two or more Approved Funds), (II) shall deliver to the Administrative Agent or the Borrower any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment and (III) shall execute and deliver to the Borrower and the Administrative Agent the appropriate forms, certificates and statements described in Section 7.7 to satisfy the requirements of Section 7.7;

            (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and

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

            (D) no assignee shall be entitled to receive any greater amount pursuant to Sections 7.5, 7.6, 7.7 and 7.8 than the transferor Lender would have been entitled to receive in respect of the Loans transferred by such transferor Lender to such Assignee had no such transfer occurred.

            For the purposes of this subsection 15.6, the term "Approved Fund" has the following meaning:

            "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            (iii) Subject to acceptance and recording thereof pursuant to paragraph (c)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 7.6, 7.7, 7.8 and 15.5; provided, that the Borrower shall not be obligated to pay any greater amount under such Sections than the transferor Lender would have been entitled to receive in respect of the Loans transferred by such transferor Lender to such Assignee had no such transfer occurred). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 15.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (b) of this Section.

            (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the Issuing Lenders, and the Commitments of, and principal amount of the Loans, Revolving Letter of Credit Obligations, Revolving Letter of Credit Outstandings, and amounts described in Sections 2.6,
2.7 and 2.8 owing to, each Lender and the Issuing Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender or as an Issuing Lender, as the case may be, hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

            (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (c) of this Section and any written consent to such assignment required by paragraph
(c) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Credit Parties and their Affiliates which has been delivered to such Lender by or on behalf of the Credit Parties pursuant to this Agreement or which has been delivered to such Lender

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

by or on behalf of the Credit Parties in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement, under the condition such Transferee or prospective Transferee agrees to comply with the provisions of subsection 15.16.

            (d) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to (i) any Federal Reserve Bank in accordance with applicable law or (ii) any trustee for, or any other representative of, holders of obligations owed, or securities issued, by such Lender, as security for such obligations or securities (provided that such Lender shall not, as between the Borrower and such Lender, be relieved of any of its obligations hereunder as a result thereof).

            (e) With respect to each Letter of Credit if an Issuing Lender transfers its rights with respect to the Borrower's Revolving Letter of Credit Obligations with respect to a Letter of Credit, such Issuing Lender shall give notice of such transfer to the Administrative Agent for notation in the Register, and no such transfer will be effective for purposes of this Agreement unless it has been recorded in the Register.

            15.7. Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 12(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (a) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Credit Party, any such notice being expressly waived by each Credit Party to the extent permitted by applicable law, upon any amount becoming due and payable by any Credit Party hereunder or under any Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, affiliate or agency thereof to or for the credit or the account of such Credit Party. Each Lender agrees promptly to notify the relevant Credit Party and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            15.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each of the Borrower and Agents. The execution and delivery of this Agreement by any Lender shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of

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all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

            15.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            15.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Credit Parties and the Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Agents or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            15.11. Judgment Currency.

            (a) If, for the purpose of obtaining or enforcing a judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this subsection 15.11 referred to as the "Judgment Currency") an amount due in a particular currency (the "Denominated Currency") under any Loan Document, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of the province of Ontario or in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this subsection 15.11 being hereinafter in this subsection 15.11 referred to as the "Judgment Conversion Date").

            (b) If, in the case of any proceeding in the court of any jurisdiction referred to in subsection 15.11(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the time of actual receipt of the amount due in immediately available funds, the applicable Credit Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Denominated Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

            (c) Any amount due from any Credit Party under this subsection 15.11 shall be due as a separate debt, shall survive as a separate cause of action independent of the judgment and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

            The term "rate of exchange" in this subsection 15.11 means the spot rate of exchange at which the Administrative Agent would, on the relevant date at or about 12:00 noon, be prepared to sell Denominated Currency against the Judgment Currency.

            15.12. GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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            15.13. Submission To Jurisdiction; Waivers. Each of the Borrower and
Holdings hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower at their respective addresses set forth in subsection 15.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

            15.14. Acknowledgements. Each of the Borrower and Holdings hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and any Notes and the other Loan Documents;

            (b) no Secured Party has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Secured Parties, on one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

            (c) no joint venture exists among the Secured Parties or among the Credit Parties and the Secured Parties.

            15.15. WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE LENDERS, AND EACH AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            15.16. Confidentiality(a) . Each Lender agrees to keep confidential any information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this

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Agreement and not disclose any of such information other than (a) to such
Lender's officers, directors, employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body, commission, or other Governmental Authority to whose jurisdiction such Lender may be subject, (d) to Assignees or Participants or potential Assignees or Participants or to professional advisors or direct or indirect contractual counterparties in swap agreements provided in each case such Person agrees to be bound by the provisions of this subsection 15.16, (e) to the extent required in connection with any litigation between any Credit Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents, (f) to rating agencies, their employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information and agree to be bound by provisions of this subsection 15.16, (g) to the National Association of Insurance Commissioners and (h) with the Borrower's prior written consent. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

            (b) Notwithstanding anything herein or otherwise to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the structure and tax aspects of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) related to such structure and tax aspects.

            15.17. Conflicts. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the other Loan Documents, the terms and conditions of this Agreement shall control.

            15.18. Intercreditor Agreement. Each Lender agrees to be bound by the terms of the Intercreditor Agreement and hereby authorizes JPMCB, in its capacity as Senior Agent and Junior Agent thereunder, (a) to execute such Intercreditor Agreement on its behalf, (b) in the case of each Revolving Credit Lender, serve as Senior Agent on its behalf and (c) in the case of each Assumed Letter of Credit Lender and each Term Loan Lender, serve as Junior Agent on its behalf.

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                                       90

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                         VIASYSTEMS GROUP, INC., as Guarantor

                                         By:    /s/ DAVID J. WEBSTER
                                                -------------------------
                                         Name:  David J. Webster
                                         Title: Senior VP

                                         VIASYSTEMS, INC., as Borrower

                                         By:    /s/ DAVID J. WEBSTER
                                                -------------------------
                                         Name:  David J. Webster
                                         Title: Senior VP

                                         JPMORGAN CHASE BANK, as Administrative
                                         Agent, Senior Agent, Junior Agent and
                                         Collateral Agent, and as a Lender

                                         By:    /s/ JOHN MCDONAGH
                                                -------------------------
                                         Name:  John McDonagh
                                         Title: Managing Director